Exhibit 5

Extraordinary Shareholders’ Meeting

Reference Documents for Extraordinary Shareholders’ Meeting

<Separate Volume>

Proposal 1:	Approval of Share Transfer Plan
with The Daisan Bank, Ltd.

1. Details of financial statements for the final fiscal year of The Daisan Bank, Ltd (ended March 2017) (“5. Matters relating to Daisan Bank” stated on page 54 of the convocation notice)	1
2. Contents of Share Options (The “Share Transfer Plan (Copy)” stated on page 6 to page 10 of the convocation notice and Exhibits 3 and 4 to “4. Matters relating to the reasonableness of the provisions regarding the matters listed in Article 773, Paragraph 1, Items 9 and 10 of the Companies Act” stated on page 53 of the convocation notice)	38

The Mie Bank, Ltd.

Securities Code: 8374

Details of financial statements for the final fiscal year of The Daisan Bank, Ltd.

(ended in March 2017)

Business Report for the 108th Term (from April 1, 2016 to March 31, 2017)

1.	Matters Concerning the Current Status of the Bank

(1)	Business Progress and Results, etc.

(Main Businesses of the Bank)

The Daisan Bank, Ltd. (the “Bank”) strives to meet the more sophisticated and diversified needs of our clients, mainly in the deposit business, lending business, domestic currency exchange business, foreign currency exchange business, etc., at the head office and other branches, etc., thereby contributing to the community as a regional financial institution and becoming a bank trusted and loved by the clients.

(Economic and Financial Environment)

Looking at the domestic economy for the current fiscal year, housing investment increased under the stable financial environment bolstered by the progress of public demand. Towards the second half of the year, thanks to a recovery in exports, the economy recovered on a moderate basis.

A review of the demand per item indicates a slow increase in exports in the first half of the year due partly to the appreciation of the yen, while the second half of the year, backed by the recovery of the global economy, saw a recovery thanks to an increase in exports of electronic components and automobiles.

In terms of internal demand, rental housing led the area of housing construction, due to an increase in construction of apartment buildings, thereby, causing an increasing trend. In the area of public investment, a moderate increase continued in the first half of the year, in particular, thanks to the accelerated implementation of supplementary budgets in 2015 and 2016. Meanwhile, as for individual consumption, consumers have still cut their spending, and the momentum of inbound consumption has slowed, thus, weak movement continued in the area of individual consumption.

Under such circumstances, production in the mining and manufacturing industries has been sluggish during the first half of the year, affected by the Kumamoto Earthquake occurring in April 2016 and others, while the second half of the year saw continued recovery, partly boosted by increased demand in overseas markets.

In terms of employment conditions, in the first half, the unemployment rate has moved to a low of around the 3% range, and the active job openings-to-applicants ratio has been on the path to recovery, while there have been serious labor shortages.

As for the commodities price index, though domestic corporate prices had slipped into deflation, they switched back to inflation in January 2017 due to an increase in import commodity prices thanks to a recovery of oil prices and the depreciation of the yen. Similarly, the consumer price index (excluding perishable foods) had been in deflation but switched back to inflation in January 2017.

Recovery was seen in production levels in the mining and manufacturing industries in Mie prefecture. Employment conditions also recovered with the active job openings-to-applicants ratio surpassing the national average ratio.

Turning to financial conditions, in September 2016, the Bank of Japan decided to introduce “quantitative and qualitative monetary easing with manipulations of long-and short-term interest rates” as a new framework for strengthening monetary easing. Meanwhile, the FRB decided to raise policy interest rates for the first time in one year since December 2016 in the U.S. where the business recovery has continued. In March 2017, the FRB raised the interest rates again. Under such circumstances, domestic uncollateralized overnight call rates have seen negative interest rates. Long term interest rates (newly issued 10-year government bond yield) have been negative during the first half of the year, bolstered by the demand through large scale purchase of government bonds by the Bank of Japan and as a result of the negative interest rate policy. Meanwhile, during the second half of the year, due to speculation of a fiscal expansion by Mr. Trump, the new U.S. President, long term interest rates have been positive due partly to an increase in U.S. long term interest rates.

The yen-dollar exchange rate saw movement toward a stronger yen during the first half of the year, including a one-time spike to 99-yen, influenced by the U.K.’s June 2016 decision to withdraw from the EU. Meanwhile, during the second half of the year, the depreciation in the yen has progressed due to the expanding gap between Japan-US interest rates, moving to around 111-yen around the end of 2016.

(Bank’s Performance)

Under such management environment, the Bank, through collective efforts by Directors and employees, has been striving to improve its performance and expand its management foundation. As a result, the Bank has achieved the following results.

Deposits amounted to 1,797.0 billion yen at the end of the fiscal year, an increase of 8.5 billion yen during the period. Loans amounted to 1,260.1 billion yen at the end of the fiscal year, an increase of 10.8 billion yen during the period. Securities amounted to 590.3 billion yen at the end of the fiscal year, a decrease of 18.3 billion yen during the period.

In regard to gain/loss status, there was a substantial decrease in fund management revenue affected by the negative interest rate policy; against this, the Bank strived to reduce expenses and to increase gains from securities; however, ordinary income accounted to 5,344 million yen, a decrease of 582 million yen from the previous fiscal year, and net income amounted to 3,212 million yen, a decrease of 468 million yen from the previous fiscal year.

In regard to branches, there were no changes during the period, resulting in 98 branches (including three (3) branch offices) at the end of the fiscal year. In July 2016, Tsu-eki Nishi Branch was renewed and reopened. In terms of non-store ATMs, the “Oyachi Branch, MaxValue Yamajyo Store Sub-branch” was newly established, while the “Nabari Branch, Park City Nabari Sub-branch” and two (2) other branch offices were closed, resulting in 124 locations equipped with ATMs at the end of the fiscal year.

In order to improve client service, the Bank expanded business hours both on weekdays and holidays at the “Lifestyle Consulting Forum” (a comprehensive counter for consulting regarding funds management, loans and insurance) which is established at the Hirata-ekimae Branch and Tokushige Branch. Through responding to the varied needs of clients, the Bank has endeavored to offer services more tailored to clients’ needs.

As for products, in order to meet the wide-ranging needs of funds management, the Bank improved its product line-up, including dual-currency “Nitoryu” term deposits and “Hanashobu” unit investment trusts, and held a free-of-charge (no load) campaign for fees imposed at the time of purchasing an investment trust. In addition, at the time of the winter bonus campaign, the Bank released the “Isewanko Term Deposit” to promote the “Oisesan Sweets Exhibition 2017” and handled the “Mirai Nikki”, a new year’s gift money account with a special interest rate under a campaign for opening an account for new year’s gift money for children. Furthermore, the Bank enhanced convenience by increasing the upper limit available for “Sun” card loans, “Seishun Jidai” (youthful days) education loans, and “Hayai (speedy)” car loans, which are loan products available at varied stages of clients’ lives, and started handling “Business Loan S” which is available also for business operators who intend to establish a business.

In the area of CSR, the Bank started handling “Sangin CSR Private Placement Bonds – Together with the Region” aiming to contribute to the development of the regional economy through donations to regional schools, welfare facilities, medical institutions, etc., partly funded by the fees which the Bank receives from clients. In addition to 12 cities and towns located within Mie prefecture, the Bank entered into an agreement with three (3) other cities (Kuwana-shi, Owase-shi, and Sakurai-shi in Nara prefecture) regarding the business of providing support for the elderly, etc., thereby promoting efforts together with the government and the region. Furthermore, the Bank has continued handling “Kumano-kodo Term Deposits” which were released for the purpose of contributing to the development of the regional community through the preservation of the Kumano-kodo area, and provided a donation (in the amount of one million yen; this occasion was the twelfth such donation) to Mie prefecture in proportion to the loan balance deposited by clients. In addition to the above, the Bank’s activities of providing support for career formation for children and youth through participation in the “Children Developing Team” as well as in “Internships” and the “Junior High School Students Workplace Experience” as part of providing support for measures for support for childrearing and against the declining birthrate were highly evaluated. Thus, the Bank received a Prime Minister’s Award in the “Childrearing and Family Support Division” in the 2016 “Children, Family, and Youth Support Awards.”

In regard to efforts towards community-based financing, the Bank actively made efforts to: utilize for financing based on business valuations and the Guidelines regarding Managements’ Guarantees; supply funds to clients including small- and medium-sized companies, etc., in the region in a smooth manner; and offer optimal solutions including support for business establishment and new business development, management consulting, support for early business rehabilitation, and support for business transfer. In addition, the Bank shared the information regarding the “Comprehensive Strategy for Revitalizing Towns, People and Work” presented by the national government and local municipalities; established the “Sangin Development Business Support Limited Partnership for Investment” and provided the support needed to expand business as part of providing support as expected from a regional financial institution under the process of “Regional Revitalization.” Further, the Bank began handling the “Regional Industry Resources Utilization Fund ‘CHARGE’” which is available for use by clients, including small- and medium sized companies which are engaged in businesses contributing to the development of regional revitalization, regional industry and the economy. Furthermore, the Bank started handling “Vacant House Utilization Loans” as a measure against vacant houses and “Housing Loans for the people who move” to encourage people to move to these areas from the outside.

Subsequently, at the Board of Directors Meeting held on February 28, 2017, the Bank decided to enter into a basic agreement with The Mie Bank Ltd. for conducting consultation and discussion towards business integration through the establishment of a holding company. Thus, both banks entered into a basic agreement.

(Issues to be Addressed by the Bank)

With the declining birthrate and aging population, there has been concern about the regional economy, including the shrinking size of the economy and the expansion of regional gaps. Meanwhile, through the introduction of “quantitative and qualitative monetary easing with the manipulations of long-and short-term interest rates” as a framework for a new monetary easing policy implemented by the Bank of Japan, long-term interest rates have continued to hover at low levels. In addition, competition among financial institutions has continued to become fiercer and fiercer, thus, the management environment surrounding regional financial institutions, including the Bank, has become even more severe than before.

Amid such circumstances, under “Jump Up! The 2nd Medium-term Management Plan for the New Century: Moving Together with Clients Towards a Stage for Rapid Progress Version 2” including this fiscal year as the final year thereof, by focusing on strengthening profitability as its main priority, the Bank has supported the growth and development of persons in the region and aimed to contribute to the development of the regional economy, by presenting a vision of “a bank carving out the future of the region through its network” and by utilizing all types of networks (branch networks, personnel networks, information networks, etc.) owned by the Bank in commercial distributions in each region.

Specifically, under a newly reorganized sales division, the Bank formulated and promoted sales strategies for the region, tailored to suit the market characteristics of the region, and appropriately evaluated the business and growth potential of small- and medium-sized business operators at various stages of their life cycle (business evaluation) through close cooperation between the divisions and sales branches. Based on this, through maximal exertion of its consultation functions, including promoting sales solutions, the Bank has strived to establish and strengthen even closer and more stable transaction bases.

In addition, by collecting and accumulating corporate needs, etc., and enhancing the quality and quantity of the information flowing through the Bank’s network, the Bank will contribute to the development of the regional economy through reinforced efforts relating to the provision of support for its main business, including expanding clients’ distribution channels.

For individual clients in the region, the Bank will further expand the sales channels and service contents, and will continue to meet the varied needs of clients at each stage of their life cycle in an appropriate manner.

Furthermore, the Bank will re-allocate management resources by actively promoting business process reform (BPR), including creating sales personnel through reviewing the personnel of each division and streamlining services.

By making such efforts, the Bank will strengthen profitability by further raising the sales capability of the Bank as a whole, with the intention of steadily realizing a “bank carving out the future in the region through building a network”, which is a vision of “The 2nd Medium-term Management Plan for the New Century.”

In accordance with the basic agreement regarding the discussions for the business integration with The Mie Bank, Ltd., by exerting the synergistic effects achieved by the integration, the Bank will further strengthen the relationship of trust with the region towards the realization of regional revitalization in Mie, Aichi, and other neighboring areas, and will aim to become a bank loved by its clients, growing together with its clients and the region. Thus, it will proceed with the preparation for the final agreement regarding the business integration in September 2017 and the establishment of a holding company scheduled in April 2018.

The Bank’s Directors and employees will together continue to strive to meet the further diversified and sophisticated needs of clients in an appropriate manner. Thus, the Bank would like to respectfully request your continued patronage and support.

(2)	Assets (liabilities) and profits (losses)

	(Unit: 100 Million yen)
	FY2013		FY2014		FY2015		FY2016
Deposits	17,532		17,819		17,884		17,970
Time deposits	10,451		10,364		10,253		9,833
Others	7,080		7,454		7,630		8,136
Corporate bonds	118		117		117		69
Loans and bills discounted	11,898		12,235		12,493		12,601
For individual clients	3,229		3,303		3,341		3,426
For small and medium-sized enterprises	6,131		6,220		6,630		6,782
Others	2,537		2,711		2,522		2,392
Trading account securities	10		9		10		12
Securities	5,880		6,076		6,086		5,903
National government bonds	2,394		2,358		2,271		2,103
Others	3,486		3,717		3,815		3,799
Total assets	19,058		19,516		20,119		20,094
Volume of domestic exchange transactions	63,210		58,342		59,658		57,970
Volume of foreign exchange transactions	512 (Million US dollars	)	471 (Million US dollars	)	387 (Million US dollars	)	377 (Million US dollars	)
Ordinary income	6,205 (Million yen	)	6,894 (Million yen	)	5,926 (Million yen	)	5,344 (Million yen	)
Net income	4,446 (Million yen	)	4,198 (Million yen	)	3,680 (Million yen	)	3,212 (Million yen	)
Earnings per share	22.27 (Yen	)	20.96 (Yen	)	181.62 (Yen	)	157.42 (Yen	)

(Note 1)	Figures have been rounded down to the nearest unit.
(Note 2)	“Earnings per share” is calculated by dividing “net income” by the average number of shares outstanding (i.e., the number of shares excluding treasury shares) during the period.
(Note 3)	On October 1, 2016, the Bank changed the number of ordinary shares constituting one unit from 1,000 shares to 100 shares and consolidated its ordinary shares at the ratio of 1 share per 10 shares. “Earnings per share” is calculated on the basis that such share consolidation was carried out at the beginning of the 2015 fiscal year.

(3)	Employees

	As at end of current fiscal year	As at end of previous fiscal year
Number of employees	1,400	1,420
Average age	39 years and 3 months	39 years and 9 months
Average years of service	16 years and 6 months	17 years
Average monthly salary	409 thousand yen	420 thousand yen

(Note 1)	The number of employees does not include temporary staff and contract-based employees.

(Note 2)	Average age, average years of service and average monthly salary are rounded down to the nearest unit, respectively.

(Note 3)	The average monthly salary is the average monthly total for March, including overtime allowance but excluding bonus payments.

(4)	Business offices, etc.

A.	Change in the number of business offices

	As at end of current fiscal year		As at end of previous fiscal year
Within Mie prefecture	64 offices	(including 3 sub-branches)	64 offices	(including 3 sub-branches)
Within Aichi prefecture	18 offices	(-)	18 offices	(-)
Within Gifu prefecture	2 offices	(-)	2 offices	(-)
Within Osaka prefecture	6 offices	(-)	6 offices	(-)
Within Nara prefecture	2 offices	(-)	2 offices	(-)
Within Wakayama prefecture	5 offices	(-)	5 offices	(-)
Within Tokyo Metropolitan Area	1 office	(-)	1 office	(-)
Total	98 offices	(including 3 sub-branches)	98 offices	(including 3 sub-branches)

(Note)	In addition to the above, the Bank has non-store ATMs at 124 locations as at the end of the current fiscal year (cf., 126 locations in the previous fiscal year).
B.	Business offices newly established during the current fiscal year
Not applicable

In the current year, non-store ATMs were newly established and abolished as follows:

•	Newly established (the following one location)

Oyachi Branch, MaxValue Yamajo Store Sub-branch, Yokkaichi-shi, Mie prefecture

•	Abolished (the following three locations)

Nabari Branch, Park City Nabari Sub-branch, Nabari-shi, Mie prefecture

Oyachi Branch, Yamajo Sub-branch, Yokkaichi-shi, Mie prefecture

Honda Giken Suzuka No. 3 Sub-branch, Hirata-ekimae Branch, Suzuka-shi, Mie prefecture

C.	List of bank agents
Not applicable

D.	Bank agency services, etc. operated by the Bank
Not applicable

(5)	Capital investment

A.    Total amount of capital investment

	(Unit: Million yen	)
Total amount of capital investment	774

(Note)	Figures have been rounded down to the nearest million yen.

B.	New establishment, etc. of material equipment

(Unit: Million yen)
Description	Amount
Renewal of Tsu-eki Nishi Branch	138
Purchase of software	325

(Note)	Figures have been rounded down to the nearest million yen.

(6)	Major parent companies and subsidiaries, etc.

A.	Parent companies

Not applicable

B.	Subsidiaries, etc.

Name of company	Location	Description of core business	Date of incorporation	Capital (million yen)	Voting rights held by the Bank (%)
Sangin Business Services, Co., Ltd.	527-1 Chuo-cho, Matsusaka-shi	Cash processing business	July 24, 1980	30	100
SANGIN COMPUTER SERVICE CO. LTD.	520-1 Chuo-cho, Matsusaka-shi	Computer calculation services upon consignment	January 10, 1992	20	100
Sangin Fudosan-Chosa Co.,Ltd.	88-21 Chogetsu-cho, Matsusaka-shi	Collateral properties appraisal business	February 14, 1992	20	100
Mie Sogo-Shinyo Co., Ltd.	303-1 Chuo-cho, Matsusaka-shi	Credit guarantee business	April 1, 1974	40	5
DAISAN CARD SERVICE CO., LTD.	303-1 Chuo-cho, Matsusaka-shi	Credit card business	April 1, 1988	60	5
Mie Leasing Co.,Ltd.	172-8 Miyamachi, Matsusaka-shi	General leasing business	June 28, 1975	80	5

Summary of material business alliances

1.	Through the alliance with 41 member banks of the Second Association of Local banks, the Bank has provided automated cashing services (SCS) through mutual use of ATMs.

2.	Through the alliance with 41 local banks that are the members of the Second Association of Local banks, 5 city banks, 3 trust banks, 64 local banks, 265 credit unions (including Shinkin Central Bank), 133 credit associations (including The Shinkumi Federation Bank), 721 associated agricultural cooperatives/fishery credit co-operative associations (including Norinchukin Bank and credit federations of agricultural co-operatives), and 14 labor banks (including federations of labor banks), the Bank has provided automated cashing services through mutual use of ATMs (MICS).

3.	Through the alliance with 41 member banks of the Second Association of Local Banks, the Bank has provided the services of transferring data, such as bulk transfers of data, with client companies by way of data transmission using the ISDN circuit switching network and the multi bank reporting of deposit and withdrawal statements, etc. (SDS).

4.	Through the alliance with Japan Post Bank Co., Ltd., the Bank has provided automated cashing services and automated deposit services through the mutual use of ATMs.

5.	Through the alliance with Seven Bank Ltd. and E-net Co., Ltd., the Bank has provided automated cashing services and automated deposit services through ATMs installed inside convenience stores, etc.

6.	Through the alliance with Mizuho Bank, Ltd., Aeon Bank, Ltd., Ogaki Kyoritsu Bank Ltd., The Mie Bank, Ltd., The Hyakugo Bank, Ltd., The Aichi Bank, Ltd., The Chukyo Bank Ltd., five (5) credit unions within Mie prefecture, and JA banks in Mie prefecture for the mutual use of ATMs, the Bank has provided automated cashing services in which no ATM fee is payable by the Bank’s users for using other banks’ ATMs and no ATM fee is payable by users of other banks in using the Bank’s ATMs.

7.	Through an alliance with Aeon Bank, Ltd., Ogaki Kyoritsu Bank Ltd. and The Mie Bank, Ltd., the Bank has provided cash deposit services through the mutual use of ATMs.

(7)	Business transfers, etc.

Not applicable.

(8)	Other material matters concerning current situation of the Bank

Not applicable.

2	Matters relating to officers (directors)

(1)	Directors

(As at the end of the fiscal year 2016)
Name	Positions and responsibilities	Significant concurrent positions outside the Bank
Kenzo Tanikawa	Director and Chairman (Representative Director)	President of the Matsusaka Chamber of Commerce and Industry
Hiroshi Iwama	Director, President (Representative Director) and Executive Officer (in charge of Secretariat)
Atsushi Iguchi

Managing Director and Executive Officer

(in charge of Corporate Planning Department, Risk Management Department, Compliance Management Department, Securities International Department and Human Resources and Administration Department)

Takahiro Fujita	Managing Director and Executive Officer, and General Manager of Financing Department (in charge of Financing Department and Administration Management Department)
Akira Asano	Managing Director and Executive Officer, and General Manager of Business Department (in charge of Business Department and Economic Research Institute)
Akira Kitamura	Director and Executive Officer Manager of Area Business Section of Business Department and Manager of Business Department of the Main Office
Yasutaka Sakamoto	Director and General Manager of Audit Department
Kazuhiro Kawamura	Director and Executive Officer Vice General Manager of Financing Department and Manager of Corporate Assistance Department
Kenichi Yamakawa	Director and Executive Officer Vice General Manager of Business Department
Masami Hamaoka	Director (Statutory Member of Audit and Supervisory Committee)
Tsutomu Kajimoto	Director (Audit and Supervisory Committee Member)
Nobuyoshi Dobashi	Director (Audit and Supervisory Committee Member)
Noboru Nakagawa	Director (Audit and Supervisory Committee Member)

(Notes)

1.      Mr. Masami Hamaoka, Mr. Nobuyoshi Dobashi and Mr. Noboru Nakagawa, Directors (Audit and Supervisory Committee members), are Outside Directors stipulated by Article 2, Paragraph 15 of the Companies Act.

2.      Mr. Masami Hamaoka, Mr. Nobuyoshi Dobashi and Mr. Noboru Nakagawa, Outside Directors, have been notified to the Tokyo Stock Exchange, Inc. and Nagoya Stock Exchange, Inc. as independent directors.

3.      Mr. Masami Hamaoka, director (Audit and Supervisory Committee member), has been appointed as a statutory member of the Audit and Supervisory Committee, in order to enhance the effectiveness of information gathering and other auditing and to strengthen the audit and supervisory functions.

4.      Mr. Masami Hamaoka, director (Audit and Supervisory Committee Member) has a wealth of experience and appropriate knowledge with regard to finance and accounting as a person who used to work for the Bank of Japan.

(2) Remuneration, etc., for officers

		(Unit: Million yen)
Category	Number of persons to whom remuneration, etc., is supplied	Remuneration, etc. (amount other than remuneration)
Directors (excluding Audit and Supervisory Committee Members)	10	183 (41)
Directors (Audit and Supervisory Committee Members)	4	30
Total	14	213 (41)

(Notes) 1.	Amounts of remuneration, etc., have been rounded down to the nearest million yen.
2.	The amount of remuneration, etc., for Directors (excluding Directors who are Audit and Supervisory Committee members) has been decided, at the 106th general meeting of shareholders held on June 24, 2015, to be within 200 million yen per year as a defined amount of remuneration, up to 60 million yen as performance-linked remuneration whose total amount to be supplied is 0.9% of net income (non-consolidated) (however, if net income (non-consolidated) is less than 1,500 million yen, the amount to be supplied shall be 0 yen), and within 40 million yen per year as a stock-based compensation stock option.
3.	The amount of remuneration, etc., for Directors (Directors who are Audit and Supervisory Committee members) has been decided, at the 106th general meeting of shareholders held on June 24, 2015, to be within 50 million yen per year as a defined amount of remuneration.
4.	The figures in the above table include one (1) director who left his office as a Director at the close of the 107th general meeting of shareholders held on June 24, 2016.
5.	The amounts of remuneration, etc., in the above table do not include 47 million yen (including 9 million yen in bonuses) of remuneration, etc., as employees for Directors who are serving concurrently as employees.
6.	The amounts of remuneration, etc., in the above table include 11 million yen of performance-linked remuneration for the current fiscal year (nine (9) Directors (excluding Directors who are Audit and Supervisory Committee members), 11 million yen) and 30 million yen of stock-based compensation stock options (nine (9) directors (excluding Directors who are Audit and Supervisory Committee members), 30 million yen).

(3) Liability limitation agreement

Name	Summary of details of the liability limitation agreement
Nobuyoshi Dobashi	The Bank has made and entered into an agreement limiting liability for damages as stipulated in Article 423, Paragraph 1 of the Companies Act pursuant to the provisions of Article 427, Paragraph 1 of the same Act. The limit of the amount of liability for damages pursuant to the said agreement is fixed at the minimum amount of liability stipulated in Article 425, Paragraph 1 of the Companies Act.
Noboru Nakagawa

3. Matters relating to outside directors/auditors

(1)	Concurrent holding of positions by outside directors/auditors and other status

Not applicable.

(2)	Main activity status of outside directors/auditors

Name	Term of office	Attendance status at board of directors meetings and audit and supervisory committee meetings	Remarks and other activity status at board of directors meetings and audit and supervisory committee meetings

Masami Hamaoka (Audit and Supervisory Committee Member)	5 years and 9 months	Attended 17 times out of 17 Board of Directors Meetings and 14 times out of 14 Audit and Supervisory Committee Meetings	Conducted audits and provided advice and proposals in order to ensure the appropriateness of the decision-making by the Board of Directors, making the most of his wealth of experience in finance business practice and his broad knowledge as a person who used to work for the Bank of Japan.

Nobuyoshi Dobashi (Audit and Supervisory Committee Member)	4 years and 9 months	Attended 17 times out of 17 Board of Directors Meetings and 14 times out of 14 Audit and Supervisory Committee Meetings	Conducted audits and provided advice and proposals in order to ensure the appropriateness of the decision-making by the Board of Directors, from his objective perspective, making the most of his wealth of experience and his broad knowledge in the administration of Mie prefecture.

Noboru Nakagawa (Audit and Supervisory Committee Member)	2 years and 9 months	Attended 17 times out of 17 Board of Directors Meetings and 14 times out of 14 Audit and Supervisory Committee Meetings	Conducted audits and provided advice and proposals in order to ensure the appropriateness of the decision-making by the Board of Directors, from his objective perspective, making the most of his wealth of experience and broad knowledge in the administration of Matsusaka City.

(3)	Remuneration, etc., for outside directors/auditors

			(Unit: Million yen)
	Number of persons to whom remuneration, etc., is supplied	Remuneration, etc., from the Bank	Remuneration, etc., from parent company, etc., of the Bank
Total of remuneration, etc.	3	26	—

(Note) Amounts have been rounded down to the nearest million yen.

(4)	Opinion of outside officers

Not applicable.

4. Matters relating to the Bank’s shares

(1)	Number of shares

Total number of authorized shares

Ordinary shares: 70,000 thousand shares

Series A preference shares: 70,000 thousand shares

Total number of issued shares

Ordinary shares: 18,435 thousand shares

Series A preference shares: 6,000 thousand shares

(Note)	Pursuant to the resolution of the 107th general meeting of shareholders held on June 24, 2016 and to the resolutions of respective general meetings of class shareholders by ordinary shareholders and by Series A preference shareholders, the Articles of Incorporation of the Bank were amended to change the numbers of shares constituting one unit of ordinary shares and of Series A preference shares respectively from 1,000 shares to 100 shares as of October 1, 2016. As a result, the Bank consolidated the number of shares constituting one unit of ordinary shares and Series A preference shares, at the ratio of 1 share per 10 shares, and consequently, the total numbers of authorized shares of both ordinary shares and of Series A preference shares respectively have decreased by 630,000 thousand shares to 70,000 thousand shares.

Moreover, the number of issued ordinary shares has decreased by 165,922 thousand shares to 18,435 thousand shares, and the number of issued Series A preference shares has decreased by 54,000 thousand shares to 6,000 thousand shares.

(2)	Number of shareholders as at the end of the current fiscal year

Ordinary shares: 9,314

Series A preference shares: 1

(3)	Major shareholders

A. Ordinary shares

Name of shareholder	Investment in the Bank
	Number of shares held, etc. (thousand shares)	Ownership (%)
Japan Trustee Services Bank, Ltd. (Trust Account)	2,149	11.84
Japan Trustee Services Bank, Ltd. (Trust Account 4)	1,103	6.07
Daisan Bank Employees’ Shareholding Association	771	4.24
Mizuho Bank, Ltd.	636	3.50
Sompo Japan Nipponkoa Insurance Inc.	499	2.75
Tokio Marine & Nichido Fire Insurance Co., Ltd.	375	2.06
Japan Trustee Services Bank, Ltd. (Trust Account 9)	307	1.69
The Master Trust Bank of Japan, Ltd (Trust Account)	268	1.47
Nippon Life Insurance Company	260	1.43
Meiji Yasuda Life Insurance Company	249	1.37

(Notes) 1.	Numbers of shares held have been rounded down to the nearest thousand.
2.	Ownership has been rounded down to the second decimal place.
3.	Ownership has been calculated after deducting the number of treasury shares (285 thousand shares).

B. Series A preference shares

Name of shareholder	Investment in the Bank
	Number of shares held, etc. (thousand shares)	Ownership (%)
The Resolution and Collection Corporation	6,000	100.00

5. Matters relating to Share Options, etc., in the Bank

(1)	Share Options, etc., in the Bank held by the Bank’s directors/auditors as at the last day of the fiscal year

	Summary of features of Share Options, etc.	Number of persons holding Share Options, etc.
Directors (excluding Directors who are Audit and Supervisory Committee members and Outside Directors/Auditors)	(i) Name of Share Options The Daisan Bank, Ltd., First Stock-based Compensation Stock Option (ii) Allotment date of Share Options August 8, 2012 (iii) Number of Share Options 1,202 share options (iv) Class and number of shares subject to Share Options Ordinary shares of the Bank: 12,020 shares (v) Exercise period for Share Options August 9, 2012 to August 8, 2042 (vi) Exercise value for Share Options 1 yen per share	5

(vii) Terms for exercise of Share Options

The holders of Share Options are entitled to exercise such Share Options as a whole, as long as they do so by the day on which ten (10) days have elapsed from the day following the day on which such persons lose their positions as both Directors and Executive Officers of the Bank.

	(i) Name of Share Options The Daisan Bank, Ltd., Second Stock-based Compensation Stock Option (ii) Allotment date of Share Options August 8, 2013 (iii) Number of Share Options 1,455 share options (iv) Class and number of shares subject to Share Options Ordinary shares of the Bank: 14,550 shares (v) Exercise period for Share Options August 9, 2013 to August 8, 2043 (vi) Exercise value for Share Options 1 yen per share	7

(vii) Terms for exercise of Share Options

The holders of Share Options are entitled to exercise such Share Options as a whole, as long as they do so by the day on which ten (10) days have elapsed from the day following the day on which such persons lose their positions as both Directors and Executive Officers of the Bank.

(i) Name of Share Options

The Daisan Bank, Ltd., Third Stock-based Compensation Stock Option

(ii) Allotment date of Share Options

August 8, 2014

(iii) Number of Share Options

1,347 share options

(iv) Class and number of shares subject to Share Options

Ordinary shares of the Bank: 13,470 shares

(v) Exercise period for Share Options

August 9, 2014 to August 8, 2044

(vi) Exercise value for Share Options

1 yen per share

(vii) Terms for exercise of Share Options

The holders of Share Options are entitled to exercise such Share Options as a whole, as long as they do so by the day on which ten (10) days have elapsed from the day following the day on which such persons lose their positions as both Directors and Executive Officers of the Bank.

(i) Name of Share Options

The Daisan Bank, Ltd., Forth Stock-based Compensation Stock Option

(ii) Allotment date of Share Options

August 10, 2015

(iii) Number of Share Options

1,345 share options

(iv) Class and number of shares subject to Share Options

Ordinary shares of the Bank: 13,450 shares

(v) Exercise period for Share Options

August 11, 2015 to August 10, 2045

(vi) Exercise value for Share Options

1 yen per share

9

	(vii) Terms for exercise of Share Options The holders of Share Options are entitled to exercise such Share Options as a whole, as long as they do so by the day on which ten (10) days have elapsed from the day following the day on which such persons lose their positions as both Directors and Executive Officers of the Bank.	9

(i) Name of Share Options

The Daisan Bank, Ltd., Fifth Stock-based Compensation Stock Option

(ii) Allotment date of Share Options

August 8, 2016

(iii) Number of Share Options

1,757 share options

(iv) Class and number of shares subject to Share Options

Ordinary shares of the Bank: 17,570 shares

(v) Exercise period for Share Options

August 9, 2016 to August 8, 2046

(vi) Exercise value for Share Options

1 yen per share

(vii) Terms for exercise of Share Options

The holders of Share Options are entitled to exercise such Share Options as a whole, as long as they do so by the day on which ten (10) days have elapsed from the day following the day on which such persons lose their positions as both Directors and Executive Officers of the Bank.

		9
Outside Directors (excluding directors who are audit and supervisory committee members)	-	-

Directors who are audit and supervisory committee members	-	-

(Note)	The number of shares constituting one unit of ordinary shares was changed from 1,000 shares into 100 shares as of October 1, 2016, and the Bank consolidated its shares at the ratio of 1 share per 10 shares; and consequently, the Bank adjusted the number of shares subject to the Share Options.

(2)	Share Options, etc., of the Bank delivered to employees, etc., during the fiscal year

	Summary of features of Share Options, etc.	Number of persons to whom Share Options, etc. were delivered
Employees (Executive Officers)

(i) Name of Share Options

The Daisan Bank, Ltd., Fifth Stock-based Compensation Stock Option

(ii) Allotment date of Share Options

August 8, 2016

(iii) Number of Share Options

496 share options

(iv) Class and number of shares subject to Share Options

Ordinary shares of the Bank: 4,960 shares

(v) Exercise period for Share Options

From August 9, 2016 to August 8, 2046

(vi) Exercise value for Share Options

1 yen per share

(vii) Terms for exercise of Share Options

The holders of Share Options are entitled to exercise such Share Options as a whole, as long as they do so by the day on which ten (10) days have elapsed from the day following the day on which such persons lose their positions as both Directors and Executive Officers of the Bank.

8
Officers and employees of subsidiary companies and subsidiary corporations, etc.	—	—

(Note)	The number of shares constituting one unit of ordinary shares was changed from 1,000 shares into 100 shares as of October 1, 2016, and the Bank consolidated its shares at the ratio of 1 share per 10 shares; and consequently, the Bank adjusted the number of shares subject to the Share Options.

(3)	Other important matters related to Share Options, etc.

The status of Share Options as at the last day of the fiscal year of the first unsecured convertible bond-type bonds with Share Options and 120% call option provisions (with provisions relating to subordination) issued on January 29, 2014 is as follows:

First unsecured convertible bond-type bonds with Share Options and 120% call option provisions (with provisions relating to subordination) of the Daisan Bank, Ltd.

Date of resolution by board of directors	January 14, 2014

Balance of bonds with Share Options	6,989 million yen

Number of bonds with Share Options	6,989

Type of shares subject to Share Options	Ordinary shares

Number of shares subject to Share Options (Note)	3,392,718 shares

Exercise period of Share Options	March 3, 2014 to April 25, 2019

Issue value of Share Options	Without contribution

(Note)	The number of shares constituting one unit of ordinary shares was changed from 1,000 shares into 100 shares as of October 1, 2016, and the Bank consolidated its shares at the ratio of 1 share per 10 shares; and consequently, the Bank adjusted the conversion value and number of shares subject to the Share Options. The balance of bonds is indicated with the maximum integral number given by dividing the balance by the adjusted conversion value (2,060 yen).

6.	Matters relating to accounting auditor

(1) Status of accounting auditor

(Unit: Million yen)

Name	Remuneration, etc., pertaining to relevant fiscal year	Other
Ernst & Young ShinNihon LLC Designated Limited Liability Partner: Masatoshi Ohmura Designated Limited Liability Partner: Takuya Ishikawa Designated Limited Liability Partner: Tomoaki Ito	50

The Audit and Supervisory Committee of the Bank, after conducting the necessary verification with regard to whether the audit plan by the Accounting Auditor, the execution status of the accounting audit duties and the basis for calculating the estimated remuneration, etc., were appropriate, deemed that the amount of remuneration for auditing to be at a reasonable level for the Accounting Auditor to secure the necessary audit system and audit time and to conduct the appropriate audit; and therefore, the Audit and Supervisory Committee of the Bank agreed with the amount of remuneration, etc., for the Accounting Auditor.

Matters concerning the dispositions, in the event that the Accounting Auditor constitutes a person who was subject to disposition for suspension of business in the past two (2) years

As of December 22, 2015, Ernst & Young ShinNihon LLC was subject to a disposition for suspension of business for three (3) months from January 1, 2016 until March 31, 2016 by the Financial Services Agency, pertaining to business related to the conclusion of new agreements.

(Notes) 1.	Figures have been rounded down to the nearest million.
2.	Under the audit agreement between the Bank and the Accounting Auditor, the amount of remuneration, etc., for audits under the “Companies Act” and the amount of remuneration, etc., for audits under the “Financial Instruments and Exchange Act” are not clearly distinguished and it is also practically impossible to distinguish the same, and accordingly, the total amount of the same is stated as amount of remuneration, etc., pertaining to the relevant fiscal year in the above table.
3.	The total amount of money or other economic benefits the Bank or a subsidiary, etc., thereof is to pay is 53 million yen.

(2)	Liability limitation agreement]

Not applicable.

(3)	Other matters relating to accounting auditor

Policy on determination of dismissal of or refusal to reappoint accounting auditor

If the audit and supervisory committee of the Bank determines that it is difficult for the accounting auditor to execute its duties in an appropriate manner, in addition to the case where the accounting auditor falls under any of the items set forth in Article 340, Paragraph 1 of the Companies Act, the audit and supervisory committee of the Bank shall dismiss the accounting auditor. Moreover, whether the accounting auditor should be reappointed is discussed each year, giving consideration to the competence, independence and execution status of the accounting audit duties, etc.

If the audit and supervisory committee of the Bank determines that it is necessary to change the accounting auditor, due to it being deemed difficult for the accounting auditor to execute its duties in an appropriate manner, etc., the audit and supervisory committee of the Bank shall decide upon the content of the proposal with regard to the dismissal of or refusal to reappoint the accounting auditor.

7.	Basic policy on acts taken by the person who controls decisions on financial and business policies

Not applicable.

8.	Systems to secure the appropriateness of business

The Bank stipulated its “Basic Policy for Internal Control System” in accordance with the Companies Act and the Regulation for Enforcement of the Companies Act which was resolved by the Board of Director’s Meeting, in order to secure the appropriate operation of business.

It should be noted that the following was resolved in the Board of Director’s Meeting held on April 7, 2017:

(1)	System to secure conformity of the execution of duties by Directors and employees of the Bank with the laws and Articles of Incorporation

(i)	As a basic policy for the compliance system and in order to improve awareness of compliance, the Board of Directors stipulates the “Management Philosophy,” “Action Guidelines” and “Corporate Ethics,” and distributes to all of the Directors and employees the “Compliance Manual,” clearly providing explanations on compliance related rules, such as for the reporting system, etc., and specific explanations of the laws and regulations, etc.

(ii)	The Directors themselves work on compliance faithfully and take initiative, in accordance with the “Director Compliance Rules.”

(iii)	The Board of Directors plans a “Compliance Program” each year, stipulating a specific plan for improving compliance and the compliance training plan, and monitors the implementation status thereof.

(iv)	The Compliance Committee is set up as a consultative organization, to review the implementation status of compliance on laws and regulations, etc., and to secure management without corruption and with high transparency for a long period of time, in consideration of the Bank’s social responsibility and public mission.

(v)	The controlling department relating to compliance is appointed as the Compliance Control Division, and a person responsible for compliance and a person in charge of compliance are allocated in each division, office and branch. The Compliance Control Division seeks to centralize and manage information relating to compliance, in order to create, maintain or improve the compliance system.

(vi)	The whistle-blower system (Compliance Hotline) which is run by the Compliance Control Division, is the direct recipient of information relating to legal violations and other compliance issues.

(vii)	The Audit Division is established as an internal audit division. As an internal auditing division independent from the executive division, the Audit Division reviews whether the internal control system has been appropriately established and is functioning effectively throughout the overall business of the Bank, as well as reviewing whether the soundness of management in general is secured in accordance with the “Internal Audit Rules” stipulated by the Board of Directors. Also, the Audit Division reports such review to the Board of Directors and the Audit and Supervisory Committee and proposes how to improve, etc.

(viii)	As for measures against anti-social forces, the Bank stipulates a policy which firmly stands up to such forces in its “Corporate Ethics” document, as well as in the “Rules on Measures Against Anti-Social Forces,” and the “Guidelines on Transactions with Anti-Social Forces.” Furthermore, the Compliance Control Division is appointed as a controlling department, which collectively controls and manages matters regarding anti-social forces, and strengthens the alliance with branches, Head Office and outside professional agencies to prevent relationships with anti-social forces.

(2)	System relating to the preservation and management of information relating to the execution of duties by the Directors of the Bank

(i)	Based on the “Document Rules”, any information relating to the execution of business by the Board of Directors, such as the meeting minutes of the Board of Directors’ Meeting, are to be preserved and managed appropriately so that the Directors can view them any time.

(ii)	As for the management of information, the basic policy relating to safety measures on the management of important information will be stipulated in the “Security Policy”. As for the management of personal information, information assets will be managed and protected appropriately by stipulating the “Management Rules on Personal Information” and the “Basic Policy on Proper Handling of Specific Personal Information, etc.”

(3)	Provisions and other systems relating to loss risk management of the Bank

(i)	The “Total Risk Management Plan” provides the basic policy relating to various risk management, management rules and the managing department in charge, as well as establishing the Risk Control Division as a department to manage risks in a comprehensive manner, to manage such risks properly.

(ii)	The Risk Control Division coordinates reports from various risk management divisions in charge, and extracts problems and issues to report the same to the Risk Management Committee. The Risk Management Committee makes decisions upon identifying the present situation of each type of risk and consulting regarding the measures to be taken in a comprehensive manner.

(iii)	The Audit Division prepares an internal audit scheme biannually which stipulates the audit policy and significant items, etc., taking into consideration the types or range of risks in divisions subject to audit, and obtains consent from the Board of Director’s Meeting upon making a report to the Audit and Supervisory Committee.

(iv)	The “Emergency Measures Rules” and “Business Continuity Plan,” etc. will be stipulated to prepare for contingency situations such as disasters, etc., and training will be conducted periodically based on such rules.

(4)	System to secure effective execution of the duties of Directors of the Bank

(i)	The “Board of Director’s Meeting Rules” are stipulated in order to secure the effective execution of the Directors’ duties, and the Board of Director’s Meetings are held periodically, once a month, and temporarily from time to time, as necessary, in accordance with such rules.

(ii)	A specific execution policy is stipulated in accordance with the basic policy resolved at the Board of Director’s Meeting, and the Board of Managing Directors consisting of all the Directors above and the post of Executive Management Director serving full-time at the head office is organized in order to decide the important items relating to business execution.

(iii)	Rules such as the “Division of Bank Business Rules” and the “Duty Authorization Rules” will be stipulated, and various cross-organization committees such as the Risk Management Committee and Compliance Committee are established for significant issues, in order to secure the efficiency of business.

(iv)	The Board of Director’s Meeting appoints Executive Officers as persons in charge of executing business, as necessary. The Executive Officers are to execute their duties in good faith in accordance with the “Executive Officer’s Rules.”

(5)	System for securing the appropriateness of business in the corporate group comprised by the Bank and the consolidated subsidiary companies

(i)	Each consolidated subsidiary company has a Board of Directors and Corporate Auditor in order to secure the appropriateness of business in the consolidated subsidiary companies.

(ii)	Each consolidated subsidiary company stipulates “Board of Directors Rules” in order to secure the efficiency of the execution of the Directors’ duties, and the Board of Director’s Meetings are held periodically, and temporarily from time to time, as necessary, in accordance with such rules.

(iii)	Each consolidated subsidiary company stipulates a basic policy relating to compliance in accordance with the Bank’s Compliance Manual, in order to execute business in an appropriate manner.

(iv)	The Affiliated Business Section is set up within the Corporate Planning Department, to manage the business of the consolidated subsidiary companies and to make arrangements, etc. with each division in the Bank. In particular, as for significant management cases, such Section properly instructs and manages each consolidated subsidiary company by receiving reports from each company, in accordance with the “Affiliated Company Management Rules.”

(v)	The Audit Division conducts audits of the consolidated subsidiary companies in accordance with the “Internal Audit Rules” to verify if the soundness of overall management is secured, and reports such result to the Board of Director’s Meeting and the Audit and Supervisory Committee of the Bank.

(vi)	Internal control relating to financial reports is properly organized and operated, to secure the trust of financial reports within the corporate group.

(vii)	Each consolidated subsidiary company stipulates “Emergency Measures Rules” and a “Business Continuity Plan,” etc., to prepare for contingency situations such as disasters, etc., and training is conducted periodically based on such rules.

(6)	Matters relating to employees assisting the duties of the Audit and Supervisory Committee of the Bank; Matters related to independence of such employees from the Directors of the Bank (except for Directors who are members of the Audit and Supervisory Committee); and Matters relating to securing the effectiveness of instructions to such employees

(i)	As employees to assist the duties of the Audit and Supervisory Committee in accordance with the consultation with the Audit and Supervisory Committee (“Audit and Supervisory Committee Assistants”), the Bank appoints Audit and Supervisory Committee Assistants from among its employees.

(ii)	Consent is required from the Audit and Supervisory Committee for the appointment, transfer and evaluation of Audit and Supervisory Committee Assistants. In addition, Audit and Supervisory Committee Assistants may not concurrently hold duties relating to execution of business.

(iii)	Audit and Supervisory Committee Assistants may not concurrently hold duties of another department, and must solely obey the instructions and orders of the Audit and Supervisory Committee.

(7)	System for the Directors (except for Directors who are members of the Audit and Supervisory Committee) and employees of the Bank, as well as the Directors and employees of consolidated subsidiary companies, to make reports to the Audit and Supervisory Committee of the Bank; and Other systems relating to the reports to be made to the Audit and Supervisory Committee of the Bank

(i)	Directors (except for Directors who are members of the Audit and Supervisory Committee) and employees are to report immediately to the Audit and Supervisory Committee when they find any facts having a risk of causing significant damage to the Bank, in accordance with the laws and regulations.

(ii)	The Directors and employees of each consolidated subsidiary company are to report immediately to the Audit and Supervisory Committee, through the Affiliated Business Section, Corporate Planning Division, when they find any facts having a risk of causing significant damage to each consolidated subsidiary company.

(iii)	In addition to the Board of Director’s Meeting, the members of the Audit and Supervisory Committee are allowed to attend important meetings such as the Board of Managing Directors or the Risk Management Committee, to make important decisions, grasp the status of business execution and to state opinions as necessary.

(iv)	The Audit and Supervisory Committee may request a report relating to business execution to the Directors (except for Directors who are members of the Audit and Supervisory Committee) and employees of the Bank, as well as the Directors and employees of the consolidated subsidiary companies.

(v)	A whistle-blowing system (Outside Directors Hotline), under which the members of the Audit and Supervisory Committee who are Outside Directors serve as direct recipients of information, is established in relation to corporate scandals such as violations by the Directors (including the Executive Directors) of the Bank and the consolidated subsidiary companies of the laws and regulations, the articles of incorporation, and the rules, etc.

(8)	System to secure that persons who make a report to the Audit and Supervisory Committee of the Bank will not be treated disadvantageously due to the fact of their having made such a report

(i)	The Bank and the consolidated subsidiary companies will not treat any Directors and employees who make a report to the Audit and Supervisory Committee disadvantageously due to the fact of their having made such a report.

(9)	Matters relating to procedures for prepayment or reimbursement of fees accrued from the execution of duties by the members of the Audit and Supervisory Committee of the Bank (limited to those related to the execution of duties of the Audit and Supervisory Committee); and Other policies relating to the handling of fees and debts accrued from the execution of such duties

(i)	The Bank sets aside a certain budget for each period to prepare the fees, etc. accrued for executing the duties by the members of the Audit and Supervisory Committee.

(ii)	In the event that the members of the Audit and Supervisory Committee request the Bank for prepayment, etc. of the fees relating to its execution of duties in accordance with Article 399-2, Paragraph 4 of the Companies Act, upon reviewing such request at the department in charge, the payment of such fees or debts will be handled immediately, except when the fees or debts relating to such request are acknowledged as being unnecessary for the execution of the duties by the members of the Audit and Supervisory Committee.

(10)	Other systems to secure that the audit by the Audit and Supervisory Committee of the Bank will be conducted effectively

(i)	Matters relating to the audit by the Audit and Supervisory Committee are stipulated in the “Audit and Supervisory Committee Rules” and the “Audit and Supervisory Committee Audit Standards” stipulated by the Audit and Supervisory Committee. Each such rules, etc. are to clearly stipulate that the members of the Audit and Supervisory Committee can attend important meetings.

(ii)	The Representative Director periodically has meetings with the Audit and Supervisory Committee to exchange opinion on issues that the banks should handle, the status of establishing an auditing environment for the audits by the Audit and Supervisory Committee, or important issues relating to auditing, etc. Moreover, a system is secured in which auditing is to be conducted in an alliance, such as the Audit and Supervisory Committee periodically holding meetings with the Internal Audit Division or the Accounting Auditor to receive reports.

(Summary of operating status of the system for securing appropriateness of business)

The Bank endeavors to establish a system for securing the appropriate execution and operation of business, by conducting periodic inspections in the departments under supervision, and to report the results thereof to the Board of Director’s Meeting in accordance with the basic internal control system policy.

The following is a summary of the operating status of the system in accordance with the basic policy in the current business year:

(1)	Status of efforts in relation to improving the appropriateness and efficiency of executing duties

(i)	In order to ensure efficient decision making, the Bank delegates part of its execution of significant business to the Board of Managing Directors in accordance with the resolution by the Board of Director’s Meeting.

(ii)	In the current business year, the Board of Director’s Meetings were held 17 times, to make decisions on significant items relating to management policy and management strategy, as well as supervising the business execution status of each Director.

(iii)	To strengthen the independence, objectivity and accountability of the function of the Board of Directors relating to appointment of candidates for Directors and Directors’ remuneration, etc., the Board of Directors established the Nomination Advisory Committee and the Remuneration Advisory Committee as its arbitrary advisory committees to adequately secure the opportunity for the Outside Directors to become involved and provide advice.

(iv)	As for internal audits, the Audit Division conducts internal audits targeting the overall business of the head office, branches and consolidated subsidiary companies in accordance with the internal audit schedules resolved at the Board of Director’s Meeting, and reports the audit results to the Board of Director’s Meeting and the Audit and Supervisory Committee.

(2)	Risk Management System

(i)	In order to grasp, avoid, or promptly respond to various risks, the Bank sets its risk management policy at the Risk Management Committee every half-period in accordance with the “Total Risk Management Plan” which is stipulated in an aim to manage and control the Bank’s risk as a whole.

(ii)	In the current business year, the Risk Management Committee held meetings 12 times, to identify and analyze risks, plan countermeasures, manage progress regarding implementation of such countermeasures; and, as for such status, the Committee reported to and had discussions at the Board of Director’s Meeting each month to work on strengthening risk management.

(3)	Compliance System

(i)	As for the “Compliance Program” stipulated at the Board of Director’s Meeting at the beginning of the current period, the Compliance Committee monitored its progress and status on a quarterly basis, grasped the issues, planned countermeasures, implemented such plan, and made a status report at the Board of Director’s Meeting on a quarterly basis. In addition, at the Compliance Committee, reports and discussions were conducted on a quarterly basis regarding issues such as the prevention of transactions with anti-social forces and the elimination of relationships with anti-social forces.

(ii)	Training sessions, etc. were held for Directors and employees from time to time in an aim to provide education and enlightenment regarding compliance.

(iii)	In addition to the “Compliance Hotline System” in accordance with the Compliance Manual, the establishment of the “Outside Director Hotline System” in accordance with the audit standards set by the Audit and Supervisory Committee supplements the function of the compliance system by preventing violations of the laws and regulations, and encouraging early detection.

(4)	Status on efforts for securing appropriate operation of business by consolidated subsidiary companies

(i)	As for the business management of the consolidated subsidiary companies, the appropriate operation of the business in the consolidate companies is secured by establishing and controlling the business management system of the consolidated subsidiary companies by ways such as receiving a monthly report on the business status at the Corporate Planning Department in accordance with the “Affiliate Company Management Rules,” as well as receiving prior reports or applications from the consolidated subsidiary companies on significant business cases, and providing advice and approval.

(ii)	The Audit and Supervisory Committee and the Audit Division of the Bank conduct audits on the consolidated subsidiary companies and cooperate by exchanging information, thus implementing an effective monitoring system adapted to group management.

(5)	Systems for securing effective audit by the Audit and Supervisory Committee, etc.

(i)	In the current business year, the Audit and Supervisory Committee held meetings 14 times, to widely exchange opinions, and to discuss and examine the legality and appropriateness of business execution, as well as to conduct strict supervision.

(ii)	The Audit and Supervisory Committee held meetings with all of the Representative Directors 3 times, meetings with the Audit Division to hear the internal audit results every month, meetings with the Accounting Auditor 13 times, and meetings with all of the Directors who are members of the Audit and Supervisory Committee attending all of the Board of Director’s Meetings (17 times).

9.	Matters relating to special wholly-owned subsidiary companies

Not applicable

10.	Matters relating to transactions between parent companies, etc.

Not applicable

11.	Matters relating to accounting advisors

Not applicable

12.	Others

Not applicable

Balance Sheet as at the End of the 108th Term (as at March 31, 2017)

(Unit: Million yen)

Item	Amount	Item	Amount
(Assets)		(Liabilities)
Cash and due from banks	127,628	Deposits	1,797,029
Cash	37,008	Current deposits	75,657
Due from banks	90,619	Ordinary deposits	704,022
Trading account securities	1,203	Saving deposits	11,134
Trading government bonds	656	Deposits at notice	12,571
Trading local government bonds	547	Time deposits	972,427
Money held in trust	2,264	Installment savings	10,972
Securities	590,315	Other deposits	10,243
National government bonds	210,350	Borrowed money	75,454
Local government bonds	72,172	Borrowings from other banks	75,454
Corporate bonds	108,194	Foreign exchange	9
Stocks	35,281	Foreign bills sold	9
Other Securities	164,316	Bonds with share options	6,989
Loans and Bills Discounted	1,260,183	Other liabilities	11,631
Bills discounted	7,283	Domestic exchange settlement account, credit	177
Loans on bills	42,259	Income taxes payable	568
Loans on deeds	1,074,199	Accrued expenses	2,048
Overdrafts	136,441	Unearned revenue	741
Foreign exchange	2,459	Reserve for interest on installment savings	2
Due from foreign banks (Our accounts)	2,361	Derivatives other than for trading - liabilities	33
Foreign bills bought	41	Lease obligations	787
Foreign bills receivable	57	Asset retirement obligations	204
Other assets	4,655	Other liabilities	7,066
Domestic exchange settlement account, debit	119	Reserve for bonuses	657
Prepaid expenses	43	Reserve for retirement benefits	969
Accrued revenue	2,056	Reserve for reimbursement of deposits	299
Derivatives other than for trading - assets	33	Provision for contingent loss	433
Other assets	2,402	Deferred tax liabilities	2,548
Tangible fixed assets	23,814	Deferred tax liabilities for land revaluation	2,724
Buildings	5,103	Acceptances and guarantees	2,056

Land	17,372	Total liabilities	1,900,802

Lease assets	738	(Net assets)
Construction in progress	1	Capital stock	37,461
Other tangible fixed assets	599	Capital surplus	32,695
Intangible fixed assets	3,395	Capital reserve	15,000
Software	3,318	Other capital surplus	17,695
Other intangible fixed assets	77	Retained earnings	16,750
Customers’ liabilities for acceptances and guarantees	2,056	Retained earnings reserve	1,847
Reserve for possible loan losses	(8,554)	Other retained earnings	14,903

Total assets	2,009,423	Retained earnings brought forward	14,903

		Treasury shares	(1,023)
		Total shareholders’ equity	85,883
		Valuation difference on available-for-sale securities	18,788
		Revaluation reserve for land	3,815
		Total valuation and translation adjustments	22,604
		Share options	132

		Total net assets	108,620

		Total liabilities and net assets	2,009,423

Statement of Income for the 108th Term (from April 1, 2016 to March 31, 2017)

(Unit: Million yen)

Item	Amount
Ordinary revenue		31,879
Interest revenue	23,379
Interest on loans and bills discounted	17,036
Interest and dividends on securities	6,276
Interest on call loans	0
Interest on due from banks	39
Other interest income	26
Fees and commissions	6,202
Fees and commissions on domestic and foreign exchange	1,186
Other fees and commissions	5,016
Other business revenue	241
Gains on sales of bonds	170
Revenue from derivatives other than for trading or hedging	70
Other revenue	2,055
Recoveries of written-off claims	1
Gain on sales of stocks and other securities	1,676
Gain on money held in trust	1
Other	376

Ordinary expenses		26,535
Interest expenses	1,496
Interest on deposits	1,418
Interest on payables under securities lending transactions	2
Interest on borrowed money	48
Interest on corporate bonds	27
Other interest expenses	0
Fees and commissions payments	2,270
Fees and commissions on domestic and foreign exchange	235
Other fees and commissions	2,034
Other business expenses	68
Loss on foreign exchange transactions	49
Loss on trading account securities transactions	13
Loss on sales of bonds	5
General and administrative expenses	20,788
Other expenses	1,911
Provision of reserve for possible loan losses	1,285
Written-off loans	1
Losses on sales of stocks and other securities	238
Other	386

Ordinary income		5,344
Extraordinary income		93
Gain on disposal of non-current assets	93

Extraordinary losses		212
Loss on disposal of non-current assets	14
Impairment loss	198

Income before income taxes		5,224
Income taxes-current	495
Income taxes-deferred	1,516

Total income taxes		2,011

Net income		3,212

Statement of Changes in Shareholders’ Equity for the 108th Term

(from April 1, 2016 to March 31, 2017)

(Unit: Million yen)

	Shareholders’ equity
	Capital stock	Capital surplus			Retained earnings			Treasury shares	Total shareholders’ equity
		Capital reserve	Other capital surplus	Total capital surplus	Retained earnings reserve	Other retained earnings	Total retained earnings
						Retained earnings brought forward
Balance at beginning of current period	37,461	15,000	17,711	32,711	1,588	13,196	14,784	(1,046)	83,910
Changes during current period
Dividends of surplus						(1,292)	(1,292)		(1,292)
Net income						3,212	3,212		3,212
Reserve of retained earnings reserve					258	(258)	—		—
Acquisition of treasury shares								(4)	(4)
Disposal of treasury shares			(15)	(15)				27	12
Reversal of revaluation reserve for land						45	45		45
Net changes in items other than shareholders’ equity
Total changes during current period	—	—	(15)	(15)	258	1,707	1,965	22	1,972
Balance at end of current period	37,461	15,000	17,695	32,695	1,847	14,903	16,750	(1,023)	85,883

	Valuation and translation adjustments			Share options	Total net assets
	Valuation difference on available-for-sale securities	Revaluation reserve for land	Total valuation and translation adjustments
Balance at beginning of current period	21,181	3,861	25,042	106	109,059
Changes during current period
Dividends of surplus					(1,292)
Net income					3,212
Reserve of retained earnings reserve					—
Acquisition of treasury shares					(4)
Disposal of treasury shares					12
Reversal of revaluation reserve for land					45
Net changes in items other than shareholders’ equity	(2,392)	(45)	(2,438)	26	(2,412)
Total changes during current period	(2,392)	(45)	(2,438)	26	(439)
Balance at end of current period	18,788	3,815	22,604	132	108,620

Consolidated Balance Sheet as at the End of the 108th Term (as at March 31, 2017)

(Unit: Million yen)

Item	Amount	Item	Amount
(Assets)		(Liabilities)
Cash and due from banks	127,643	Deposits	1,790,710
Trading account securities	1,203	Borrowed money	85,963
Money held in trust	2,264	Foreign exchange	9
Securities	590,737	Bonds with share options	6,989
Loans and bills discounted	1,257,009	Other liabilities	15,134
Foreign exchange	2,459	Reserve for bonuses	706
Other assets	20,614	Reserve for directors’ bonuses	8
Tangible fixed assets	24,439	Liabilities for retirement benefits	2,326
Buildings	5,187	Reserve for directors’ retirement benefits	24
Land	17,578	Reserve for reimbursement of deposits	299
Lease assets	2	Provision for contingent loss	433
Construction in progress	1	Deferred tax liabilities	2,184
Other tangible fixed assets	1,669	Deferred tax liabilities for land revaluation	2,724
Intangible fixed assets	3,406	Acceptances and guarantees	2,056

Software	3,325	Total liabilities	1,909,570

Lease assets	0	(Net assets)
Other intangible fixed assets	80	Capital stock	37,461
Deferred tax assets	95	Capital surplus	32,665
Customers’ liabilities for acceptances and guarantees	2,056	Retained earnings	17,063
Reserve for possible loan losses	(9,912)	Treasury shares	(1,023)

Total assets	2,022,017	(Total shareholders’ equity)	86,166

		Valuation difference on available-for-sale securities	18,796
		Revaluation reserve for land	3,815
		Accumulated adjustments for retirement benefits	(900)
		(Total accumulated other comprehensive income)	21,711
		Share options	132
		Non-controlling interests	4,437

		Total net assets	112,447

		Total liabilities and net assets	2,022,017

Consolidated Statement of Income for the 108th Term (from April 1, 2016 to March 31, 2017)

(Unit: Million yen)

Item	Amount
Ordinary revenue		37,563
Interest revenue	23,402
Interest on loans and bills discounted	17,048
Interest and dividends on securities	6,287
Interest on call loans and bills bought	0
Interest on due from banks	39
Other interest income	26
Fees and commissions	6,805
Other business revenue	241
Other revenue	7,114
Recoveries of written-off claims	2
Other	7,111

Ordinary expenses		31,674
Interest expenses	1,577
Interest on deposits	1,416
Interest on payables under securities lending transactions	2
Interest on borrowed money	125
Interest on corporate bonds	27
Other interest expenses	5
Fees and commissions payments	2,299
Other business expenses	68
General and administrative expenses	21,080
Other expenses	6,649
Provision of reserve for possible loan losses	1,438
Other	5,210

Ordinary income		5,889
Extraordinary income		93
Gain on disposal of non-current assets	93

Extraordinary losses		220
Loss on disposal of non-current assets	21
Impairment loss	198

Income before income taxes and minority interests		5,762
Income taxes-current	663
Income taxes-deferred	1,561

Total income taxes		2,225

Net income		3,536

Net income attributable to non-controlling interests		243

Net income attributable to owners of parent		3,293

Consolidated Statement of Changes in Shareholders’ Equity for the 108th Term

(from April 1, 2016 to March 31, 2017)

(Unit: Million yen)

	Shareholders’ equity
	Capital stock	Capital surplus	Retained earnings	Treasury shares	Total shareholders’ equity
Balance at beginning of current period	37,461	32,681	15,016	(1,046)	84,112
Changes during current period
Dividends of surplus			(1,292)		(1,292)
Net income attributable to owners of parent			3,293		3,293
Acquisition of treasury shares				(4)	(4)
Disposal of treasury shares		(15)		27	12
Reversal of revaluation reserve for land			45		45
Net changes in items other than shareholders’ equity
Total changes during current period	—	(15)	2,046	22	2,053
Balance at end of current period	37,461	32,665	17,063	(1,023)	86,166

	Valuation and translation adjustments				Share options	Non-controlling interests	Total net assets
	Valuation difference on available-for-sale securities	Revaluation reserve for land	Accumulated adjustments for retirement benefits	Total accumulated other comprehensive income
Balance at beginning of current period	21,185	3,861	(929)	24,116	106	4,156	112,492
Changes during current period
Dividends of surplus							(1,292)
Net income attributable to owners of parent							3,293
Acquisition of treasury shares							(4)
Disposal of treasury shares							12
Reversal of revaluation reserve for land							45
Net changes in items other than shareholders’ equity	(2,388)	(45)	29	(2,405)	26	280	(2,098)
Total changes during current period	(2,388)	(45)	29	(2,405)	26	280	(44)
Balance at end of current period	18,796	3,815	(900)	21,711	132	4,437	112,447

Certified Copy of Audit Report of the Accounting Auditor

Independent Auditor’s Report

May 11, 2017

To the Board of Directors of

The Daisan Bank, Ltd.:

Ernst & Young ShinNihon LLC

Designated Limited Liability Partner,
Engagement Partner,
Certified Public Accountant:

Masatoshi Ohmura [seal]

Designated Limited Liability Partner,
Engagement Partner,
Certified Public Accountant:

Takuya Ishikawa [seal]

Designated Limited Liability Partner,
Engagement Partner,
Certified Public Accountant:

Tomoaki Ito [seal]

Pursuant to Article 436, Paragraph 2, Item 1 of the Companies Act, we have audited the financial statements of The Daisan Bank, Ltd. (the “Bank”) for the 108th fiscal year from April 1, 2016 to March 31, 2017; namely, the balance sheet, statement of income, statement of changes in shareholders’ equity, the related notes to the non-consolidated financial statements, and the accompanying supplemental schedules.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements and the accompanying supplemental schedules in accordance with accounting principles generally accepted in Japan, and for the design and operation of such internal control as management determines is necessary to enable the preparation and fair presentation of financial statements and the accompanying supplemental schedules that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements and the accompanying supplemental schedules based on our audit from an independent standpoint. We conducted our audit in accordance with auditing standards generally accepted in Japan. Those standards require that we plan and perform the audit to obtain a reasonable assurance as to whether the financial statements and the accompanying supplemental schedules are free from material misstatement.

An audit involves the performance of procedures to obtain audit evidence about the amounts and disclosures in the financial statements and the accompanying supplemental schedules. The procedures selected and applied depend on the auditor’s judgment, including an assessment on the risk of material misstatement in the financial statements and the accompanying supplemental schedules, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements and the accompanying supplemental schedules in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. An audit also includes an evaluation of the appropriateness of accounting policies used and the method of applying the same, an evaluation of the reasonableness of accounting estimates made by management, and an evaluation of the overall presentation of the financial statements and the accompanying supplemental schedules.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Audit Opinion

In our opinion, the financial statements and the accompanying supplemental schedules referred to above present fairly, in all material respects, the financial position of the Bank and the results of its operations for the year related to the said financial statements and the accompanying supplemental schedules in accordance with accounting principles generally accepted in Japan.

Interest

Our firm and the engagement partners do not have any interest in the Bank for which disclosure is required under the provisions of the Certified Public Accountants Act.

END

Certified Copy of Audit Report of the Accounting Auditor relating to the Consolidated Financial Statements

Independent Auditor’s Report

May 11, 2017

To the Board of Directors of

The Daisan Bank, Ltd.:

Ernst & Young ShinNihon LLC

Designated Limited Liability Partner,
Engagement Partner,
Certified Public Accountant:

Masatoshi Ohmura [seal]

Designated Limited Liability Partner,
Engagement Partner,
Certified Public Accountant:

Takuya Ishikawa [seal]

Designated Limited Liability Partner,
Engagement Partner,
Certified Public Accountant:

Tomoaki Ito [seal]

Pursuant to Article 444, Paragraph 4 of the Companies Act, we have audited the consolidated financial statements of The Daisan Bank, Ltd. (the “Bank”) for the consolidated fiscal year from April 1, 2016 to March 31, 2017; namely, the consolidated balance sheet, consolidated statement of income and consolidated statement of changes in shareholders’ equity, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in Japan, and for the design and operation of such internal control as management determines is necessary to enable the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audit from an independent standpoint. We conducted our audit in accordance with auditing standards generally accepted in Japan. Those standards require that we plan and perform the audit to obtain a reasonable assurance as to whether the consolidated financial statements are free from material misstatement.

An audit involves the performance of procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected and applied depend on the auditor’s judgment, including an assessment on the risk of material misstatement in the consolidated financial statements, whether due to fraud or error. In making such risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. An audit also includes an evaluation of the appropriateness of accounting policies used and the method for applying the same, an evaluation of the reasonableness of accounting estimates made by management, as well as an evaluation of the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Audit Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the corporate group consisting of the Bank and its consolidated subsidiaries and the results of their operations for the year related to the said consolidated financial statements in accordance with accounting principles generally accepted in Japan.

Interest

Our firm and the engagement partners do not have any interest in the Bank for which disclosure is required under the provisions of the Certified Public Accountants Act.

Certified Copy of Audit Report of the Audit and Supervisory Committee

Audit Report

The Audit and Supervisory Committee audited the Directors’ performance of their duties during the 108th fiscal year (from April 1, 2016 to March 31, 2017), and hereby reports the method and results thereof as follows:

1.	Method and Contents of Audit

(1)	With regard to the contents of the Board of Directors’ resolutions regarding the matters set forth in Article 399-13, Paragraph 1, Item 1 (a) and (b) of the Companies Act of Japan, as well as with regard to the system (internal control system) established based on such resolutions, each Audit and Supervisory Committee Member received periodic reports on the status of the establishment and operation thereof from the Directors and employees, etc., requested explanations as necessary, stated their opinions, and conducted the audit based on the following methods:

(i)	In conformity with the Audit and Supervisory Committee’s auditing standards established by the Audit and Supervisory Committee, and in accordance with the audit policies and allotment of duties, etc., each Audit and Supervisory Committee Member cooperated with the Bank’s Internal Audit Division and other departments responsible for internal control, attended important meetings, received reports on the matters related to the performance of duties from the Directors and employees, etc., and requested explanations as necessary, examined important approval/decision documents, etc., and inspected the status of the corporate affairs and assets at the head office and principal branches. Moreover, with respect to the subsidiaries, each Audit and Supervisory Committee Member endeavored to facilitate mutual understanding and exchanged information with the Directors, etc., of each subsidiary, and received reports from the subsidiaries on their respective business; and

(ii)	each Audit and Supervisory Committee Member monitored and verified whether the Accounting Auditor had maintained its independence and properly conducted its auditing, received a report from the Accounting Auditor on the performance status of its duties, and requested explanations as necessary. Each Audit and Supervisory Committee Member was notified by the Accounting Auditor that it had established a “system to secure the appropriateness of the performance of its duties” (the matters listed in the items of Article 131 of the Company Accounting Regulations) in accordance with the “Quality Control Standards for Audits” (as stipulated by the Business Accounting Council on October 28, 2005), etc., and requested explanations as necessary.

Based on the above-described methods, each Audit and Supervisory Committee Member examined (1) the business report and the accompanying supplemental schedules, (2) the financial statements (balance sheet, statement of income, statement of changes in shareholders’ equity and notes to non-consolidated financial statements) and the accompanying supplemental schedules, as well as (3) the consolidated financial statements (consolidated balance sheet, consolidated statement of income, consolidated statement of changes in shareholders’ equity and notes to consolidated financial statements), for the fiscal year under consideration.

2.	Results of Audit

(1)	Results of Audit of Business Report, etc.

(i)	We confirm that the business report and the accompanying supplemental schedules fairly present the status of the Bank in conformity with the applicable laws and regulations and the Articles of Incorporation of the Bank.

(ii)	We confirm that no misconduct or material fact constituting a violation of any law or regulation or the Articles of Incorporation of the Bank was found with respect to the Directors’ performance of their duties.

(iii)	We confirm that the Board of Directors’ resolutions and operational status thereof with respect to the internal control systems are appropriate. We did not find any matter which needs to be mentioned with respect to the contents of the business report and the Directors’ performance of their duties concerning the internal control systems.

(2)	Results of Audit of Financial Statements and their Accompanying Supplemental Schedules

We confirm that the methods and results of the audit performed by the Accounting Auditor, Ernst & Young ShinNihon LLC, are appropriate.

(3)	Results of Audit of Consolidated Financial Statements

We confirm that the methods and results of the audit performed by the Accounting Auditor, KPMG Ernst & Young ShinNihon LLC, are appropriate.

May 11, 2017

Audit and Supervisory Committee of The Daisan Bank, Ltd.
Statutory Member of Audit and Supervisory Committee : Masami Hamaoka [seal]
Audit and Supervisory Committee Member : Tsutomu Kajimoto [seal]
Audit and Supervisory Committee Member : Nobuyoshi Dobashi [seal]
Audit and Supervisory Committee Member : Noboru Nakagawa [seal]

(Note) Mr. Masami Hamaoka, Mr. Nobuyoshi Dobashi and Mr. Noboru Nakagawa, Audit and Supervisory Committee Members, are Outside Directors as stipulated by Article 2, Item 15 and Article 331, Paragraph 6 of the Companies Act.

END

[Contents of Share Options] “Share Transfer Plan (Copy)” Exhibit 3 to Exhibit 4

Exhibit 3

Summary of Terms for the First Unsecured Convertible Bond-Type Bonds with Share Options and 120% Call Option Provisions (with Provisions Relating to Subordination) of The Daisan Bank, Ltd.

This summary of terms for the first unsecured convertible bond-type bonds with share options and 120% call option provisions (with provisions relating to subordination) of The Daisan Bank, Ltd. (the “Bonds with Share Options”; among which, the bonds alone are referred to as the “Bonds”, and the share options alone are referred to as the “Share Options”) to be issued by The Daisan Bank, Ltd. (the “Bank”) in accordance with the resolution adopted at its board of directors meeting held on January 14, 2014, shall be as follows:

1. Total amount of Bonds	JPY 7 billion

2. Amount of each Bond	JPY 1 million

3. Application of the Act on Book-Entry Transfer of Company Bonds, Stocks, etc.	The Bonds with Share Options are subject to the provisions of the Act on Book-Entry Transfer of Company Bonds, Stocks, etc. (the “Book-Entry Transfer Act”), and shall be handled in accordance with the operational rules and other rules for the book-entry transfer services of a book-entry transfer institution (as defined in Section 25 hereof; the same shall apply hereinafter). No certificate shall be issued for the Bonds with Share Options, except for cases in which holders of the Bonds with Share Options (the “Bondholders”) may request the issuance of certificates for the Bonds with Share Options in accordance with the Book-Entry Transfer Act. If certificates for the Bonds with Share Options are issued in accordance with the Book-Entry Transfer Act, such certificates shall be in bearer form, and the Bondholders may not request that such certificates be in registered form.

4. Transfer of Share Options or Bonds	Pursuant to the provisions of the main clauses of Article 254, Paragraphs 2 and 3 of the Companies Act, with respect to the Bonds with Share Options, neither the Share Options nor the Bonds may be transferred on a stand-alone basis.

5. Interest rate of Bonds	The Bonds shall bear no interest.

6. Amount to be paid in for Bonds (issue amount)	JPY 100 per each JPY 100 of the amount of each Bond

7. Issue price of Bonds	JPY 102.5 per each JPY 100 of the amount of each Bond

8. Redemption price of Bonds	JPY 100 per each JPY 100 of the amount of each Bond If the Bank carries out early redemption of the Bonds, the amounts set forth in Sections 11(2) through (4) shall apply.

9. Security and guarantee

There is no security or guarantee attached to the Bonds with Share Options, nor is there any asset specifically reserved for the Bonds with Share Options.

10. Bond administrator

(1) Name of bond administrator
Mizuho Bank Ltd.

(2)    Authority of bond administrator in the objection procedures for creditors

         Notwithstanding the provisions of the main clause of Article 740, Paragraph 2 of the Companies Act, in the objection procedures for creditors as set forth in Article 740, Paragraph 1, the bond administrator shall not raise objections on behalf of the Bondholders in the absence of a resolution of the bondholders meeting.

(3)	Resignation of bond administrator

(i)	In the case of the following, or if there are any other justifiable grounds, the bond administrator may resign by specifying a person to succeed to the bond administrator’s administration of bonds.

(a)	There is a conflict of interest or a risk thereof between the bond administrator and a Bondholder; or

(b)	The bond administrator intends to suspend or abolish all or a significant part of the services as a bond administrator.

(ii)	In the case of item (i) above, the Bank, the bond administrator and the person who succeeds to the bond administrator’s administration of bonds shall, without delay, take the procedures that become necessary as a result of such change of bond administrator.

11.	Redemption method and redemption due date of Bonds

(1)	The total amount of the principal of the Bonds shall be redeemed on April 30, 2019; provided, however, that early redemption shall be carried out in accordance with Sections 11(2) through (4), and acquisition and cancellation of the Bonds shall be carried out in accordance with Section 11(6).

(2)	Early redemption due to Reorganization

(i)	In the event that the Reorganization (as defined in item (v) below) is approved by a general meeting of shareholders of the Bank (or, if approval of a general meeting of shareholders is not necessary, then by a board of directors meeting), and if the Bank has delivered to the bond administrator, on or before the day of such approval (the “Reorganization Approval Date”), a certificate signed by the representative director of the Bank stating that the Bank does not currently anticipate that the Succeeding Company, etc. (as defined in item (vi) below; the same shall apply hereinafter) will be a company listed on any financial instruments exchange in Japan on the effective date of the relevant Reorganization, for any reason, then the Bank shall, having given public notice regarding necessary matters at least thirty (30) days prior to the redemption date (i.e. a date falling on or before the effective date of the relevant Reorganization; provided, however, that if the effective date of such Reorganization arrives within thirty (30) days from the Reorganization Approval Date, the redemption date shall be a date falling on or after the 30th day from the date of the such public notice), redeem all, and not only some, of the Bonds then outstanding at the redemption price determined in accordance with items (ii) through (iv) below (the “Reorganization Redemption Price”).

(ii)	The Reorganization Redemption Price shall be determined by reference to the following table (expressed as a percentage for each Bond amount) based on the Reference Parity (as defined in item (iii) below) and the redemption date.

Reorganization Redemption Price (%)

Redemption Date	Reference Parity
	80	90	100	110	120	130
January 29, 2014	98.25	102.03	107.00	113.25	120.89	130.00
January 29, 2015	98.90	102.49	107.30	113.44	120.98	130.00
January 29, 2016	99.46	102.81	107.42	113.37	120.78	130.00
January 29, 2017	99.82	102.89	107.33	113.23	120.70	130.00
January 29, 2018	99.87	102.44	106.65	112.66	120.45	130.00
January 29, 2019	99.70	100.53	103.81	110.57	120.00	130.00
April 26, 2019	100.00	100.00	100.00	110.00	120.00	130.00

(iii)	“Reference Parity” means:

(a)	if the consideration payable to the holders of ordinary shares of the Bank in connection with the relevant Reorganization consists of cash only, the amount of such cash paid per ordinary share divided by the Conversion Price (as defined in Section 13(6)(ii); the same shall apply hereinafter) in effect on the relevant Reorganization Approval Date (calculated to the fifth decimal place less than one whole yen with the fifth decimal place to be rounded off to the fourth decimal place, and shown as a percentage); and

(b)	in all cases other than (a) above, the average closing price (excluding indicative prices; the same shall apply hereinafter in this Section) for ordinary shares of the Bank in a regular transaction on the Tokyo Stock Exchange, Inc. for the five (5) consecutive Trading Days commencing on the Trading Day immediately following the date on which the terms and conditions of the relevant Reorganization (including the consideration payable or deliverable in connection with such Reorganization) are approved at a board of directors meeting of the Bank, as required under the Companies Act (or, if the terms and conditions of the relevant Reorganization are announced to the public later than the date of such resolution, immediately following the date of such public announcement), divided by the Conversion Price in effect on the last day of such period of five (5) consecutive Trading Days (calculated to the fifth decimal place less than one whole yen with the fifth decimal place to be rounded off to the fourth decimal place, and shown as a percentage). During such period of five (5) consecutive Trading Days, if any event arises which requires the adjustment of the Conversion Price in accordance with Section 13(7), (8) or (10), the average closing price for ordinary shares of the Bank in a regular transaction during such period of five (5) consecutive Trading Days shall be adjusted in a reasonable manner in consultation with the bond administrator. In Section 11(2)(iii) and Section 11(3)(ii), “Trading Days” means any day on which the Tokyo Stock Exchange, Inc. is open for business, but does not include any day on which no closing price for ordinary shares of the Bank in a regular transaction is announced.

(iv)	If the Reference Parity or Redemption Date is not shown in the table in item (ii) above, the Reorganization Redemption Price shall be calculated by the following method:

(a)	If the Reference Parity falls between two values listed in the first line of the table in item (ii) above, or if the Redemption Date falls between two dates listed in the first column of such table, then the Reorganization Redemption Price shall be calculated by a straight-line interpolation between such two values or two dates based on the values shown in such table corresponding to such two values or two dates (calculated to the fifth decimal place less than one whole yen with the fifth decimal place to be rounded off to the fourth decimal place), and shown as a percentage); provided, however, that interpolation between dates shall be calculated on the basis of a 365 day year.

(b)	if the Reference Parity is higher than the value shown in the far right column on the first line of the table in item (ii) above, the Reference Parity shall be deemed to be equal to that value; and

(c)	if the Reference Parity is lower than the value shown in the far left column on the first line of the table in item (ii) above, the Reference Parity shall be deemed to be equal to that value.

Provided, however, that the maximum amount of the Reorganization Redemption Amount shall be 130% of the amount of each Bond, and if the value calculated by reference to the table in item (ii) above and in accordance with the methods set forth in (a) through (c) above exceeds 130% of the amount of each Bond, the Reorganization Redemption Amount shall be 130% of the amount of each Bond. The minimum amount of the Reorganization Redemption Amount shall be 100% of the amount of each Bond, and if the number calculated by reference to the table in item (ii) above and in accordance with the methods set forth in (a) through (c) above falls below 100% of the amount of each Bond, the Reorganization Redemption Amount shall be 100% of the amount of each Bond.

(v)	“Reorganization” collectively means: a merger in which the Bank is to be an extinguishing company; an absorption type company split or incorporation type company split (limited to cases in which the Succeeding Company, etc. assumes the Bank’s obligations under the Bonds and delivers new share options in place of the Share Options); a share exchange or share transfer pursuant to which the Bank becomes a wholly owned subsidiary of another kabushiki kaisha (joint-stock company, “KK”); or any other corporate restructuring procedure under the laws of Japan, as a result of which the Bank’s obligations under the Bonds are assumed by another KK.

(vi)	“Succeeding Company, etc.” collectively means the KKs set forth in (a) through (f) below:

(a)	In the case of a merger (limited to cases in which the Bank is to be extinguished as a result of the merger): the KK surviving the absorption-type merger or the KK incorporated in the consolidation-type merger;

(b)	In the case of an absorption type company split: the KK succeeding in the absorption-type company split;

(c)	In the case of an incorporation type company split: the KK incorporated in the incorporation-type split;

(d)	In the case of a share exchange: the wholly owning parent KK resulting from the share exchange;

(e)	In the case of a share transfer: the wholly owning parent KK incorporated in the share transfer; and

(f)	In the case of a corporate restructuring procedure under the laws of Japan other than those set forth in (a) through (e) above: the KK assuming the Bank’s obligations under the Bonds.

(vii)	Once the Bank has given public notice in accordance with item (i) above, the Bank may not cancel the early redemption for which such public notice is given.

(3)	Early Redemption due to Delisting, etc.

(i)

If (a) any tender offer is made, in accordance with the Financial Instruments and Exchange Act of Japan, by a party or parties (the “Offeror”) other than the Bank to all holders of the ordinary shares of the Bank to acquire any ordinary shares of the Bank, (b) the Bank expresses its opinion to support such tender offer, (c) the Bank or the Offeror publicly announces or admits that the ordinary shares of the Bank may be delisted from all financial instrument exchanges in Japan, as a result of the acquisition of ordinary shares of the Bank pursuant to such tender offer (unless the Bank or the Offeror publicly announces its intention to use its best endeavors to continue the listing of the Bank after such tender offer), and (d) the Offeror acquires any ordinary shares of the Bank pursuant to such tender offer, then the Bank shall, having given public notice on necessary matters within fifteen (15) days from the acquisition date of the ordinary shares of the Bank pursuant to such tender offer (meaning the date on which settlement concerning such tender offer is commenced; the same shall apply hereinafter), redeem all, and not only some, of the Bonds then outstanding at the redemption price determined in accordance with item (ii) below (the “Delisting Redemption Price”), on the date specified for redemption in such public notice (which shall be a date falling not earlier than the 30th day, nor later than the 60th day, from the date of such public notice).

(ii)	The Delisting Redemption Price shall be calculated in the same manner as that set forth in Section 11(2) for the calculation of the Reorganization Redemption Price; provided, however, that the Reference Parity shall be:

(a)	if the consideration payable in connection with the relevant tender offer consists of cash only, the tender offer price in effect on the last day of the relevant tender offer period divided by the Conversion Price in effect on the same day (calculated to the fifth decimal place less than one whole yen with the fifth decimal place to be rounded off to the fourth decimal place, and shown as a percentage); and,

(b)	in all cases other than (a) above, the average closing price for ordinary shares of the Bank in a regular transaction on the Tokyo Stock Exchange, Inc. for the five (5) consecutive Trading Days ending on the last day of the tender offer period divided by the Conversion Price in effect on the last day of the tender offer period (calculated to the fifth decimal place less than one whole yen with the fifth decimal place to be rounded off to the fourth decimal place, and shown as a percentage). During such period of five (5) consecutive Trading Days, if any event arises which requires the adjustment of the Conversion Price in accordance with Section 13(7), (8) or (10), the average closing price for ordinary shares of the Bank in a regular transaction during such period of five (5) consecutive Trading Days shall be adjusted in a reasonable manner in consultation with the bond administrator.

(iii)	Notwithstanding item (i) above, if, by the last day of the tender offer period pertaining to the relevant tender offer, the Bank or Offeror publicly announces its intention to effect a Reorganization after the date of acquisition of any ordinary shares of the Bank pursuant to the tender offer, then the provisions of item (i) above shall not apply; provided, however, that if the Reorganization Approval Date pertaining to such Reorganization does not arrive within sixty (60) days from the acquisition date of such shares, the Bank shall, having given public notice on necessary matters within fifteen (15) days after the last day of such sixty (60) day period, redeem all, and not only some, of the Bonds then outstanding at the Delisting Redemption Price, on the date specified for redemption in such public notice (which shall be a date falling not earlier than the 30th day, nor later than the 60th day, from the date of such public notice).

(iv)	If both of the early redemption event set forth in Section 11(2) and the early redemption event set forth in item (i) or (iii) above occur at the same time, the Bonds shall be redeemed in accordance with Section 11(2); provided, however, that, upon the occurrence of the early redemption event set forth in Section 11(2), if public notice is given in accordance with item (i) or (iii) above on any day before the Reorganization Approval Date, the Bonds shall be redeemed in accordance with this Section 11(3).

(v)	Once the Bank has given public notice in accordance with item (i) or (iii) above, the Bank may not cancel the early redemption for which such public notice is given.

(4)	120 % Call Option Provision

(i)

With regard to the twenty (20) consecutive Trading Days (“Trading Day” means a day on which a regular transaction of ordinary shares of the Bank is performed on the Tokyo Stock Exchange, Inc.; the same shall apply hereinafter) on which the closing price for ordinary shares of the Bank in a regular transaction is available on the Tokyo Stock Exchange, Inc., if such closing price for each Trading Day during such period of twenty (20) consecutive Trading Days is at least 120 percent of the Conversion Price in effect on each such Trading Day, then the Bank may, upon obtaining approval from the Financial Services Agency and having given public notice on necessary matters within fifteen (15) days from the last day of such period of twenty (20) consecutive Trading Days, redeem all, and not only some, of the Bonds then outstanding, at any time on or after January 29, 2016, at JPY 100 for each JPY 100 of the amount of each Bond, on the date specified for redemption in such public notice (which shall be a date falling not earlier than the 30th day, nor later than the 60th day, from the date of such public notice).

Notwithstanding the provisions of Section 13(7)(ii)(b), in the event that the Bank carries out the share split of the Bank’s ordinary shares or allotment of the Bank’s ordinary shares without consideration in relation to the ordinary shares of the Bank (hereinafter in this Section 11(4), the “Share Split, etc.”), in applying this 120 % call option provision with regard to the three (3) Trading Days from the day two (2) Trading Days preceding the record date (or, if no record date is determined, then the date immediately preceding the effective date; or, if the record date or such date immediately preceding the effective date does not fall on a Trading Day, the Trading Day immediately preceding such dates; the same shall apply hereinafter) of such Share Split, etc. to the record date of such Share Split, etc., the Conversion Price applicable on each such Trading Day shall be the Conversion Price calculated using the New Shares Issuance Conversion Price Adjustment Formula set forth in Section 13(7)(i), wherein the number of issued ordinary shares of the Bank on the corresponding date one (1) month prior to each such Trading Day (or, if there is no such corresponding date, on the last day of the month preceding the month that includes such Trading Day), less the number of ordinary shares of the Bank held by the Bank as of such Trading Day shall be used as the number of issued shares, and the number of shares to be delivered pursuant to such Share Split, etc. shall be used as the number of shares to be delivered.

(ii)	If both of the early redemption event set forth in Section 11(2) or Section 11(3)(i) or 11(3)(iii) and the early redemption event set forth in item (i) above occur at the same time, the Bonds shall be redeemed in accordance with Section 11(2) or 11(3); provided, however, that, upon the occurrence of the early redemption event set forth in Section 11(2) or Section 11(3)(i) or 11(3)(iii), if public announcement is given in accordance with item (i) above before the Reorganization Approval Date or the acquisition date of ordinary shares of the Bank pursuant to such tender offer, the Bonds shall be redeemed in accordance with this Section 11(4).

(iii)	Once the Bank has given public notice in accordance with item (i) above, the Bank may not cancel the early redemption for which such public notice is given.

(5)	If the redemption date (including the redemption date publicly notified in accordance with the provisions of Sections 11(2) through 11(4), if the Bonds are redeemed in accordance with the provisions of each such Section) falls on a bank holiday, the payment shall be made on the immediately preceding bank business day.

(6)	The Bank may, at any time on or after the day following the pay-in date (as defined in Section 23), acquire the Bonds with Share Options by obtaining prior approval from the Financial Services Agency, unless otherwise provided by laws and regulations or rules such as the operational rules for the book-entry transfer services of the book-entry transfer institution. If the Bank cancels the Bonds acquired, the Share Options shall extinguish as a result of their becoming non-exercisable in accordance with Section 13(5).

(7)	Redemption of the Bonds is subject to the provisions relating to subordination set forth in Section 12, in addition to this Section 11.

12.	Provisions relating to Subordination

(1)	If a decision is made for the commencement of bankruptcy proceedings, corporate reorganization proceedings, or civil rehabilitation proceedings with regard to the Bank, or if bankruptcy proceedings, corporate reorganization proceedings, civil rehabilitation proceedings or any proceedings similar thereto are commenced outside Japan in accordance with any laws other than laws of Japan with regard to the Bank, the Bonds shall be redeemed in accordance with the following provisions:

(i)	Bankruptcy Proceedings

If a decision is made for the commencement of bankruptcy proceedings and such proceedings are still in progress with regard to the Bank before the payment due date set forth for the principal of the Bonds, the right to claim payment of the principal of the Bonds shall become effective upon fulfillment of the following conditions.

(Conditions Precedent)

Any and all debts to be added to the distribution set forth in the distribution list (if such distribution list is revised, the revised distribution list) and payable as the final distribution under the bankruptcy proceedings, excluding any and all debts arising from the Bonds and debts with conditions that are substantially the same as or subordinated to those under items (i) through (iv) hereof (provided, however, that, except for the conditions set forth in item (iii) below, debts with conditions that are substantially the same as those under Section 12(1), shall be deemed as debts with conditions that are substantially the same as those under items (i) through (iv) hereof), are paid in full through interim distribution, final distribution, additional distribution or any other distribution permitted under the laws and regulations (including by distribution and escrow).

(ii)	Corporate Reorganization Proceedings

If a decision is made for the commencement of corporate reorganization proceedings and such proceedings are still in progress with regard to the Bank before the payment due date set forth for the principal of the Bonds, the right to claim payment of the principal of the Bonds shall become effective upon fulfillment of the following conditions.

(Conditions Precedent)

Any and all debts listed in the reorganization plan in effect as at the time when an order to confirm the reorganization plan becomes final and binding with regard to the Bank, excluding any and all debts arising from the Bonds and debts with conditions that are substantially the same as or subordinated to those under items (i) through (iv) hereof (provided, however, that, except for the conditions set forth in item (iii) below, debts with conditions that are substantially the same as those under Section 12(1), shall be deemed as debts with conditions that are substantially the same as those under items (i) through (iv) hereof), are paid in full with regard to the amount of debts so fixed.

(iii)	Civil Rehabilitation Proceedings

If a decision is made for the commencement of rehabilitation proceedings with regard to the Bank before the payment due date set forth for the principal of the Bonds, the right to claim payment of the principal of the Bonds shall become effective upon fulfillment of the following conditions; provided, however, that, after a decision is made for the commencement of rehabilitation proceedings, if an order for simplified rehabilitation or consensual rehabilitation becomes final and binding; or an order for disconfirmation of the rehabilitation plan becomes final and binding; or rehabilitation proceedings are closed as a result of revocation of the order for commencement of rehabilitation proceedings or discontinuance of the rehabilitation proceedings; or an order for revocation of the rehabilitation plan becomes final and binding, the right to claim payment of the principal of the Bonds shall be in the same force and effect retrospectively as it was as of the date on which the decision to commence the rehabilitation proceedings was made.

(Conditions Precedent)

Any and all debts listed in the rehabilitation plan in effect as at the time when an order to confirm the rehabilitation plan becomes final and binding with regard to the Bank, excluding any and all debts arising from the Bonds and debts with conditions that are substantially the same as or subordinated to those under items (i) through (iv) hereof (provided, however, that, except for the conditions set forth in item (iii) below, debts with conditions that are substantially the same as those under Section 12(1), shall be deemed as debts with conditions that are substantially the same as those under items (i) through (iv) hereof), are paid in full with regard to the amount of debts so fixed.

(iv)	Insolvency Proceedings under laws other than the laws of Japan

If bankruptcy proceedings, corporate reorganization proceedings, civil rehabilitation proceeding, or any other proceedings substantially similar thereto are commenced outside Japan with regard to the Bank under any laws other than the laws of Japan, in accordance with proceedings substantially similar to items (i) through (iii) hereof, the right to claim payment of the principal of the Bonds shall become effective in such proceedings only if conditions substantially similar to the conditions precedent set forth in items (i) through (iii) hereof are satisfied; provided, however, that if such conditions are not allowed to be attached in such proceedings, the right to claim payment of the principal of the Bonds shall become effective, without regard to such conditions.

(2)	Prohibition on Amendment Adversely Affecting Senior Creditors

No provision of this summary of terms may be amended in any respect that could have an adverse effect on any or all senior creditors, and any agreement on such amendment shall be null and void to any and all persons in all respects. In this case, a senior creditor means a person who has a claim to any debts owed by the Bank other than debts arising from the Bonds and any debts with conditions that are substantially the same as or subordinated to those under Sections 12(1)(i) through (vi) (provided, however, that, except for the conditions set forth in Section 12(1)(iii), debts with conditions that are substantially the same as those under Section 12(1) shall be deemed as debts with conditions that are substantially the same as those under Sections 12(1)(i) through (vi)).

(3)	Prohibition on Payment in breach of Subordination Agreement

If all or part of the principal of the Bonds is paid to bondholders even when a right to claim payment of the principal of the Bonds has not become effective in accordance with Sections 12(1)(i) through (iv), such payment shall be null and void, and the bondholders receiving such payment shall forthwith repay such principal to the Bank.

(4)	Prohibition of Set-off

If a decision is made for the commencement of bankruptcy proceedings and such proceedings are still in progress with regard to the Bank; or if a decision is made for the commencement of corporate reorganization proceedings and such proceedings are still in progress with regard to the Bank; or if a decision is made for the commencement of civil rehabilitation proceedings (provided, however, that this shall not include cases in which: an order for simplified rehabilitation or consensual rehabilitation becomes final and binding; or an order for disconfirmation of the rehabilitation plan becomes final and binding; or rehabilitation proceedings are closed as a result of revocation of the order for commencement of rehabilitation proceedings or discontinuance of the rehabilitation proceedings; or an order for revocation of the rehabilitation plan becomes final and binding, after a decision is made for the commencement of rehabilitation proceedings); or if bankruptcy proceedings, corporate reorganization proceedings, civil rehabilitation proceedings or any proceedings similar thereto are commenced outside Japan in accordance with any laws other than the laws of Japan with regard to the Bank, the right to claim payment of the principal of the Bonds may not be used to offset any debt, unless the condition set forth in the respective item of Sections 12(1)(i) thorough (iv) is fulfilled.

(5)	If bankruptcy proceedings have commenced with regard to the Bank, in accordance with the provision of Section 12(1), the right to claim payment of the principal of the Bonds shall be subordinated to a subordinate bankruptcy claim prescribed in the Bankruptcy Act in the order of priority for receiving a liquidation distribution in the bankruptcy proceedings.

13.	Matters regarding the Share Options

(1)	Number of Share Options attached to the Bonds

The number of Share Options attached to each Bond shall be one, and the Bank shall issue 7,000 Share Options in total.

(2)	Amount of money to be paid-in for each Share Option

The persons who accept the Share Options shall not be required to pay-in any money in exchange for the Share Options.

(3)	Class of shares subject to Share Options, and method for calculating the number of shares subject to Share Options

The class of shares subject to the Share Options shall be the ordinary shares of the Bank, and the number of ordinary shares to be delivered by the Bank upon the exercise of an option shall be the number obtained by dividing the total amount of the Bonds with Share Options subject to the exercise of an option by the Conversion Price applicable as at the effective date of such exercise of the option. Any fraction less than one (1) share resulting from such calculation shall be disregarded and no cash adjustments will be made.

(4)	Exercise period for Share Options

The holders of Share Options for the Bonds with Share Options (the “Holders of Share Options”) may exercise their Share Options at any time between March 3, 2014 and April 25, 2019 and request delivery of ordinary shares of the Bank as set forth in Section 13(3); provided, however, that the Share Options cannot be exercised during any of the following periods:

(i)	The day when shareholders of the ordinary shares of the Bank are finalized and the preceding business day (meaning a day which does not fall on a non-business day for the book-entry transfer institution; the same shall apply hereinafter);

(ii)	Any day deemed necessary by the book-entry transfer institution;

(iii)	If the Bonds are redeemed on or prior to April 25, 2019 in accordance with Sections 11(2) through (4), on or after the business day immediately preceding the day on which principal is paid with regard to such redemption; and

(iv)	For the purpose of a Reorganization in which the share options of a Succeeding Company, etc. will be delivered, if it is necessary for the Bank to suspend the exercise of Share Options, the period during which the exercise will be suspended (such period not to exceed one (1) month). In such a case, the Bank shall give the bond administrator prior written notice explaining the said suspension period and other necessary matters and also give public notice on such necessary matters at least one (1) month prior to the commencement date of such period.

In this Section 13(4), the period during which Share Options may be exercised shall be hereinafter referred to as the “Exercise Period”.

(5)	Other terms for exercise of Share Options

If the Bank acquires the Bonds with Share Options and cancels the Bonds, the Holders of the Share Options may not exercise such Share Options with regard to such Bonds. In addition, each of the Share Options may not be exercised in part.

(6)	Details and value of assets to be paid-in upon the exercise of Share Options

(i)	Upon the exercise of each Share Option, a Bond with Share Option shall be paid as consideration and the value of such Bond shall be equivalent to the amount to be paid-in for the Bond.

(ii)	The price to be used in calculating the number of ordinary shares of the Bank to be delivered upon the exercise of each Share Options (the “Conversion Price”; provided, however, that in Section 13(14), the “Conversion Price” means the price to be used in calculating the number of ordinary shares of the Succeeding Company, etc. to be delivered upon the exercise of Succeeded Share Options (as defined in Section 13(14)(i))) shall initially be set at JPY 206, subject to adjustment in accordance with the provisions of Sections 13(7) through (10) as the case may be.

(7) (i)	If, for any of the reasons listed in item (ii) below, there is a change in the number of ordinary shares of the Bank after the issuance of the Bonds with Share Options or there is a possibility that such a change may occur, the Bank shall adjust the Conversion Price in accordance with the following formula (the “New Share Issuance Conversion Price Adjustment Formula”).

(ii)	The following provisions set forth cases in which adjustments are made to the Conversion Price using the New Share Issuance Conversion Price Adjustment Formula, as well as the timing for applying such Conversion Price after adjustment.

(a)	In the case of the solicitation of the purchase of the ordinary shares of the Bank at a paid-in amount lower than the Market Value (as defined in Section 13(9)(iii); the same shall apply hereinafter):

The Conversion Price after adjustment shall apply on and after the day immediately following the pay-in date (or, if the pay-in period is established upon solicitation, then the last day of the relevant pay-in period; the same shall apply hereinafter in this Section); provided, however, that if any record date is established for the purpose of granting the rights to receive allotment of shares to holders of the ordinary shares of the Bank, the Conversion Price after adjustment shall apply on and after the day immediately following such record date.

(b)	In the case of the ordinary shares of the Bank being subject to a share split or share allotment without consideration:

The Conversion Price after adjustment shall apply: on and after the day immediately following the record date for such share split in the case of a share split; or on and after the day immediately following the effective date of a share allotment without consideration in the case of a share allotment without consideration; provided, however, that if any record date is established for the purpose of granting the rights to receive an allotment of shares to holders of the ordinary shares of the Bank, the Conversion Price after adjustment shall apply on and after the day immediately following such record date in relation to the allotment of ordinary shares of the Bank without consideration.

(c)

In the case of an issuance of shares with put options, shares subject to call, or share options subject to call (including those attached to bonds with share options) that provide for delivery of ordinary shares of the Bank at a price lower than the Market Value, or share options (including those attached to bonds with share options) that allow for a request for delivery of ordinary shares of the Bank at a price lower than the Market Value (the “Shares with Put Options, etc.”):

The Conversion Price after adjustment shall be calculated by assuming that all of such put options, call options, or share options have been exercised or applied in accordance with their original terms, and shall apply on and after the day immediately following the pay-in date (or in the case of share options and bonds with share options, the allotment date) or the effective date of share allotment without consideration; provided, however, that if any record date is established for the purpose of granting the rights to receive allotment of shares to holders of the ordinary shares of the Bank, the Conversion Price after adjustment shall apply on and after the day immediately following such record date.

(d)	In the case of ordinary shares of the Bank or Shares with Put Options, etc. being allotted to the holders of the ordinary shares of the Bank, if the record date for such allotment falls before the date on which such allotment is approved by the general meeting of shareholders, board of directors, or other body of the Bank, then, notwithstanding the provisions of (a) through (c) above, the Conversion Price after adjustment shall apply on and after the day following the date on which such approval is granted; provided, however, that, in such case, ordinary shares of the Bank shall be delivered, after the date on which such approval is granted, to Holders of Share Options who have requested to exercise such Share Options not earlier than the date immediately following such record date but not later than the date on which such approval was granted, in accordance with the following formula. The provisions of Section 13(18) shall apply in a corresponding manner to the delivery of such shares.

Any fraction less than one (1) share resulting from the calculation shall be disregarded and no cash adjustments will be made.

(8) (i)	If the Bank makes any special dividends in accordance with item (ii) below after issuing Bonds with Share Options, the Bank shall adjust the Conversion Price in accordance with the following formula (the “Special Dividend Conversion Price Adjustment Formula”; and the Special Dividend Conversion Price Adjustment Formula and the New Share Issuance Conversion Price Adjustment Formula shall be collectively referred to as the “Conversion Price Adjustment Formula”).

“Per-Share Special Dividend” means the amount of the special dividend divided by the number of shares subject to Share Options for the amount of each Bond (JPY 1,000,000) as of the last record date during the fiscal year related to a distribution of dividends of surplus. The Per-Share Special Dividend shall be calculated to the second decimal place less than one whole yen with the second decimal place to be rounded off to the first decimal place.

(ii)	“Special Dividend” means any excess amount obtained when the cumulative amount of surplus dividends per share for the ordinary shares of the Bank on each record date during any of the following fiscal years (limited to the case in which the assets to be distributed as dividends are cash, including money payable pursuant to the provisions of Article 455, Paragraph 2 and Article 456 of the Companies Act) multiplied by the number of shares subject to Share Options for the amount of each Bond (JPY 1,000,000) as of such record date, in the relevant fiscal year, exceeds the amount calculated by multiplying JPY 24,270 by the ratio set forth below for the relevant fiscal year (such ratio to be amended in a reasonable manner if the Bank changes its fiscal year):

Fiscal year ending March 31, 2014	1.20
Fiscal year ending March 31, 2015	1.44
Fiscal year ending March 31, 2016	1.73
Fiscal year ending March 31, 2017	2.07
Fiscal year ending March 31, 2018	2.49
Fiscal year ending March 31, 2019	2.99

(iii)	Adjustment of the Conversion Price due to special dividends shall apply on and after the 10th day of the month following the month including the day on which a resolution to distribute dividends of surplus has been adopted pursuant to Article 454 or Article 459 of the Companies Act for the final record date in relation to distributions in each fiscal year.

(9)	The following provisions shall apply to the adjustment of the Conversion Price.

(i)	If the difference between the Conversion Price after adjustment calculated using the Conversion Price Adjustment Formula and the Conversion Price before adjustment is less than one whole yen, no adjustment shall be made to the Conversion Price; provided, however, that if, subsequently, there are any events which require the adjustment of the Conversion Price and the Conversion Price is recalculated, then the amount of the Conversion Price before adjustment less the foregoing difference shall be used in lieu of the Conversion Price before adjustment in the Conversion Price Adjustment Formula.

(ii)	The Conversion Price Adjustment Formula shall be calculated to the second decimal place less than one whole yen with the second decimal place to be rounded off to the first decimal place.

(iii)	The “Market Price” used in the Conversion Price Adjustment Formula shall be the average daily closing price (including indicative prices) for ordinary shares of the Bank on the Tokyo Stock Exchange, Inc. for the thirty (30) Trading Days (excluding days on which there is no closing price) commencing on the 45th Trading Day prior to: (a) the date on which the Conversion Price after adjustment is applied in the case of the New Share Issuance Conversion Price Adjustment Formula (or the relevant record date in the case of Section 13(7)(ii)(d)), or (b) the last record date for the distributions in the relevant fiscal year in the case of the Special Dividend Conversion Price Adjustment Formula.

In such case, the average price shall be calculated to the second decimal place less than one whole yen with the second decimal place to be rounded off to the first decimal place.

(iv)

The “Number of Issued Shares” used in the New Share Issuance Conversion Price Adjustment Formula shall be the number of issued ordinary shares of the Bank (a) on the record date, if any, for the purpose of granting the rights to receive an allotment of shares to holders of the ordinary shares of the Bank, or (b) if there is no record date, then on the corresponding date one (1) month prior to the day on which the Conversion Price after adjustment applies (or, if there is no such corresponding date, on the last day of the month preceding the month that includes such application date), less the number of ordinary shares of the Bank held by the Bank as of such date, plus the number of ordinary shares of the

Bank not yet delivered that are deemed to be the number of shares to be delivered in accordance with Section 13(7) or (10) before adjustment is made to such Conversion Price. In the case of a share split of the ordinary shares of the Bank, the number of shares to be delivered used in the New Share Issuance Conversion Price Adjustment Formula shall not include the number of ordinary shares of the Bank to be allotted to the ordinary shares of the Bank held by the Bank as of the record date.

(10)	In addition to the Conversion Price adjustment carried out pursuant to Sections 13 (7) through (9), in the case of the following, the Bank shall perform the necessary Conversion Price adjustment through mutual consultation with the bond administrator:

(i)	a Conversion Price adjustment being necessary due to a share consolidation, decrease in the amount of share capital or capital reserve, merger (excluding cases in which the Bank is disappearing as a result of the merger), share exchange or company split;

(ii)	in addition to item (i) above, a Conversion Price adjustment being necessary due to an event which causes any change or potential change to the number of issued ordinary shares of the Bank;

(iii)	a Conversion Price adjustment being necessary due to an allotment of class shares, other than ordinary shares, to holders of the ordinary shares of the Bank without consideration;

(iv)	a Conversion Price adjustment being necessary due to a distribution of dividends of surplus wherein the assets to be distributed as dividends are not cash economically constituting a special dividend; or

(v)	two (2) or more events requiring an adjustment of the Conversion Price coincide, and it being necessary to consider the effect of one of these events on the Market Price to be used in calculating the Conversion Price after adjustment based on the other event.

(11)	In adjusting the Conversion Price pursuant to Sections 13(7) through (10), the Bank shall give the bond administrator prior written notice explaining the reasons for the conversion, the Conversion Price before adjustment, the Conversion Price after adjustment, the date of application thereof and other necessary matters, and also give public notice on such necessary matters by the date immediately preceding such application date. In the case of Section 13(7)(ii)(d), or if the aforementioned public announcement otherwise cannot be made by the date immediately preceding such application date, then it shall be made promptly after such application date.

(12)	Amount of share capital and capital reserve to be increased upon the issuance of shares pursuant to exercise of Share Options

The amount of share capital to be increased upon the issuance of shares pursuant to an exercise of the Share Options shall be the amount obtained by multiplying the upper limit of the capital increase as calculated pursuant to the provisions of Article 17 of the Rules of Corporate Accounting by 0.5. Any fraction less than one (1) yen resulting from the calculation shall be rounded up. The amount of increase in capital reserve shall be the amount obtained by deducting the amount of the increase in share capital from the upper limit of the capital increase.

(13)	Grounds for acquisition of Share Options

There are no grounds for the acquisition of Share Options.

(14)	Succession of the Bonds with Share Options by the Succeeding Company, etc., upon the Bank’s Reorganization

(i)

Except where the Bank carries out early redemption of the Bonds pursuant to Section 11(2), if the Bank carries out a Reorganization (limited to the case in which the ordinary shares of the Succeeding Company, etc., will be allotted to the shareholders of the Bank), the Bank will allot the share options of the Succeeding Company, etc. (the “Succeeded Share Option”) to the Holders of

Share Options outstanding immediately before the effective date of the Reorganization, on the terms set forth in item (ii) below. In such case, on the effective date of the Reorganization, the Share Options will be extinguished, the obligations under the Bonds will be succeeded to by the Succeeding Company, etc. (the Bonds succeeded to by the Succeeding Company, etc., shall be hereinafter referred to as the “Succeeded Bonds”), the Succeeded Share Options will become share options attached to the Succeeded Bonds and the Holders of Share Options will become the holders of Succeeded Share Options. The provisions relating to the Share Options in this summary of terms shall apply in a corresponding manner to the Succeeded Share Options.

(ii)	The details of the Succeeded Share Options shall be as set forth below:

(a)	Number of Succeeded Share Options

The number of Succeeded Share Options shall be the same as the number of Share Options outstanding immediately before the effective date of the Reorganization.

(b)	Class of shares subject to Succeeded Share Options

The class of shares subject to the Succeeded Share Options shall be the ordinary shares of the Succeeding Company, etc.

(c)	Method for calculating the number of shares subject to Succeeded Share Options

The number of shares subject to the Succeeded Share Options shall be the number obtained by dividing the total amount of the Succeeded Bonds with Succeeded Share Options subject to the exercise of an option by the Conversion Price set forth in (d) below. Any fraction less than one (1) share resulting from the calculation shall be disregarded and no cash adjustments will be made.

(d)	Conversion Price of Succeeded Bonds with Succeeded Share Options

The Conversion Price of the Succeeded Bonds with Succeeded Share Options shall be set at a price such that the economic value obtained by the holder of the Succeeded Share Options pursuant to an exercise of the Succeeded Share Options immediately after the effective date of the Reorganization will be equivalent to the economic value obtained by the Holder of Share Options pursuant to an exercise of the Share Options immediately before the effective date of the Reorganization. The Conversion Price of the Succeeded Bonds with Succeeded Share Options on and after the effective date of the Reorganization shall be adjusted in accordance with Sections 13(7) through (10).

(e)	Details and value of assets to be paid in upon the exercise of Succeeded Share Options

Upon the exercise of each Succeeded Share Option, a Succeeded Bond with Succeeded Share Option shall be paid as consideration and the value of such Succeeded Bond shall be equivalent to the amount to be paid-in for the Bond.

(f)	Exercise period for Succeeded Share Options

From the effective date of the Reorganization (or, if the Bank prescribes the period during which the exercise will be suspended as set forth in Section 13(4)(iv), the effective date of the Reorganization or the day on which the banks are open for business immediately following the last day of such period of suspension, whichever occurs later) to the last date of the Exercise Period for Share Options as set forth in Section 13(4).

(g)	Amount of increase of share capital and capital reserve upon the issuance of shares pursuant to exercise of Succeeded Share Options

The amount of increase of share capital upon the issuance of shares pursuant to an exercise of the Succeeded Share Options shall be the amount obtained by multiplying the upper limit of the capital increase as calculated pursuant to the provisions of Article 17 of the Rules of Corporate Accounting by 0.5. Any fraction less than one (1) yen resulting from the calculation shall be rounded up. The amount of increase of capital reserve shall be the amount obtained by deducting the amount of increase of share capital from the upper limit of the capital increase.

(h)	Other terms for exercise of Succeeded Share Options

If the Bank acquires the Succeeded Bonds and cancels such Succeeded Bonds, the holders of the Succeeded Share Options may not exercise such Succeeded Share Options with regard to such Succeeded Bonds. Each of the Succeeded Share Options may not be exercised in part.

(i)	Grounds for acquisition of Succeeded Share Options

There are no grounds for the acquisition of Succeeded Share Options.

(15)	Requests to exercise Share Options shall be received and handled at the place set forth in Section 24 (the “Place for Receiving Exercise Requests”).

(16) (i)	Holders of Share Options wishing to exercise their Share Options shall notify the Place for Receiving Exercise Requests of the matters specified by the Bank as the matters required for the exercise of the options during the Exercise Period, through the book-entry transfer institution or account management institution (the “Immediately Superior Institution”) with which the Holders of Share Options has opened accounts to make book-entries for the Bonds with Share Options.

(ii)	Once the matters required for the exercise of options have been notified to the Place for Receiving Exercise Requests, the person who has made such notification may not rescind the same thereafter.

(17)	An exercise of Share Options shall become effective on the day on which the notice regarding the matters required for the exercise of the options arrives at the Place for Receiving Exercise Requests. Once an exercise of Share Options becomes effective, the Bonds pertaining to such Share Options shall be deemed due and payable.

(18)	After the exercise of options becomes effective, the Bank shall deliver shares to the Holder of Share Options who has exercised such Share Options by recording an increase in transferred shares in the ownership column of the transfer account book maintained at the Immediately Superior Institution specified by such Holder of Share Options.

(19)	If it becomes necessary for the Bank to replace certain provisions of this summary of terms or to take any other measures as a result of the abolishment of provisions relating to the number of shares constituting one (1) unit or a similar event, the Bank and the bond administrator shall, through mutual consultation, take such necessary measures.

14.	Financial special provisions

There are no financial special provisions attached to the Bonds with Share Options.

15.	Acceleration clause

There is no acceleration clause set forth for the Bonds with Share Options.

16.	Regular reporting to bond administrator

(1)	The Bank shall, from time to time, report an overview of its business to the bond administrator, and shall also notify the bond administrator in writing of the financial results for each fiscal year and any distribution of dividends of surplus (including interim dividends as prescribed in Article 454, Paragraph 5 of the Companies Act) immediately after such resolution is adopted at a meeting of the board of directors. The same shall apply if the Bank prepares a provisional financial statement as at a certain day as prescribed in Article 441, Paragraph 1 of the Companies Act.

(2)

The Bank shall submit to the bond administrator: an annual securities report prepared in accordance with the Financial Instruments and Exchange Act and copies of the attached materials within three (3) months after the end of the relevant business year; and copies of quarterly securities reports within forty-five (45) days (or within sixty (60) days in the case of the second quarter) after the end of each relevant quarter. Letters of confirmation as prescribed in Article 24-4-2 of the Financial Instruments and Exchange Act, and internal control reports as prescribed in Article 24-4-4 thereof, shall be submitted in a manner similar to the manner in which each of the foregoing documents is handled. If the Bank has submitted an extraordinary report or amendment report to a director general of the local finance bureau, etc., the Bank shall submit the same to the bond administrator without delay; provided, however, that if the Bank carries out an electronic disclosure procedure in accordance with Article 27-30-3 of the Financial Instruments and Exchange Act, with regard to the annual securities report, quarterly securities report or extraordinary report, or an amendment report of any of the foregoing (including the attached materials thereof, hereinafter, the “Report, etc.”), the Bank may notify the bond administrator to the effect that the Bank has submitted such Report, etc. to the director general of the local finance bureau, etc., instead of submitting the Report, etc. and the documents set forth in (1) above to the bond administrator.

17.	Notification to bond administrator

(1)	Upon the occurrence of any event to be entered in the bond register or share option register or any change in the matters entered in such register after the issuance of the Bonds with Share Options, the Bank shall, without delay, make a statement to that effect in the bond register or share option register and also provide written notification to the bond administrator to such effect.

(2)	Before carrying out any of the following, the Bank shall provide written notification to the bond administrator to such effect:

(i)	transferring or loaning any asset of the Bank that is essential to the Bank’s business operations;

(ii)	entrusting all or a significant part of the business of the Bank to a third party;

(iii)	suspending or abolishing all or a significant part of the business of the Bank;

(iv)	reducing the amount of share capital or capital reserve, thereby causing a material impact on the Bank’s business operations;

(v)	conducting an organizational change, merger or company split, or becoming a wholly owned subsidiary of other company through share exchange or share transfer;

(vi)	company dissolution; or

(vii)	publicly announcing a fact pertaining to Section 11(2) or 11(3).

18.	Investigative authority of bond administrator

(1)	Upon exercise of its authority in accordance with the provisions of a bond administration entrustment contract for the Bonds, the bond administrator may request a submission of reports with regard to the business, accounting, books and documents, etc. of the Bank, the Bank’s consolidated subsidiaries and equity-method affiliates, or conduct an investigation, either by itself or by dispatching a third party, with regard to the business, accounting, books and documents, etc. of the Bank, the Bank’s consolidated subsidiaries and the Bank’s equity-method affiliates.

(2)	In the case of (1) above, if the bond administrator conducts an investigation on the Bank, the Bank’s consolidated subsidiaries and the Bank’s equity-method affiliates, the Bank shall provide the bond administrator with cooperation to the extent reasonable and necessary for the protection of the bondholders’ interests.

19.	Notice and public notice of early redemption

(1)	If the Bank carries out early redemption of the Bonds in accordance with Section 11(2), the Bank shall provide written notification to the bond administrator of such effect, the date of redemption, and other necessary matters at least sixty (60) days prior to the expected redemption date.

(2)	If the Bank carries out early redemption of the Bonds in accordance with Section 11(3), the Bank shall provide written notification to the bond administrator of such effect, the date of redemption, and other necessary matters at least seven (7) days from the acquisition date of ordinary shares of the Bank pursuant to such tender offer (or the last day of the sixty (60) day period, in the case of the proviso to Section 11(3)(iii)).

(3)	If the Bank carries out early redemption of the Bonds in accordance with Section 11(4), the Bank shall provide written notification to the bond administrator of such effect, the date of redemption, and other necessary matters at least seven (7) days from the last day of the twenty (20) consecutive Trading Days set forth in Section 11(4).

(4)	If the Bank carries out early redemption of the Bonds in accordance with Sections 11(2) through (4), the Bank shall make public notice of such early redemption using the method set forth in Section 20.

20.	Method for giving public notice

In the case of the Bank giving public notice to the bondholders regarding the Bonds with Share Options, the Bank shall give such public notice by way of electronic public notice as prescribed in the Articles of Incorporation of the Bank, unless otherwise prescribed by law or ordinance; provided, however, that if the Bank is not able to give electronic public notices due to accidents or any other unavoidable reasons, such notice shall be given by publication in a newspaper prescribed in the Articles of Incorporation of the Bank, as well as one or more types of newspapers issued respectively in Tokyo and Osaka (any overlapping newspaper may be omitted), or by other method approved by the bond administrator. If the bond administrator gives public notice assuming that such public notice is necessary for bondholders, the bond administrator shall give such public notice by a method prescribed in the Articles of Incorporation of the bond administrator.

21.	Public notification of summary of terms for Bonds and deed of bond administration entrustment

The Bank and the bond administrator shall respectively maintain certified copies of the summary of terms for the Bonds with Share Options and the deed of bond administration entrustment in their head office and make them available for public inspection during their hours of operation.

22.	Matters regarding bondholders’ meetings

(1)	A bondholders’ meeting for the Bonds with Share Options shall be organized by bondholders of the bonds of the class (meaning the “class” as prescribed in Article 681, Item (1) of the Companies Act) identical to the Bonds (the “Bonds of such Class”), and shall be convened by the Bank or the bond administrator. The Bank or the bond administrator shall give public notice on the convocation of such bondholders’ meeting as well as the matters prescribed in Article 719 of the Companies Act, by at least three (3) weeks prior to the date of such meeting.

(2)	The bondholders’ meetings for the Bonds of such Class shall be held in Tokyo.

(3)	Bondholders holding one tenth or more of the total amount of the Bonds of such Class (excluding amounts already redeemed and the total amount of such bonds held by the Bank) may demand that a bondholders’ meeting be convened by providing the Bank or the bond administrator with written notice detailing the matters that form the purpose of such bondholders’ meeting and the reasons for the convocation, after presenting the documents prescribed in Article 222, Paragraph 3 of the Book-Entry Transfer Act, regarding the Bonds with Share Options, to the bond administrator.

23.	Pay-in date (Allotment date of Share Options)

January 29, 2014

24.	Place for Receiving Exercise Request

Administrator of Shareholder Registry: Securities Clearing Division, Sumitomo Trust and Banking Co., Ltd.

25.	Book-entry transfer institution

Japan Securities Depository Center, Inc.

26.	Payment of redemption amount

The redemption amount of the Bonds shall be paid in accordance with rules such as the operational rules for the book-entry transfer services of the book-entry transfer institution.

27.	Issuing agent and paying agent

Mizuho Bank Ltd.

END

Exhibit 4

Summary of Terms for the First Unsecured Convertible Bond-Type Bonds with Share Options and 120% Call Option Provisions (with Provisions Relating to Subordination) of San ju San Financial Group, Inc.

With regard to the succession by San ju San Financial Group, Inc. (the “Company”) of the first unsecured convertible bond-type bonds with share options and 120% call option provisions (with provisions relating to subordination) of The Daisan Bank, Ltd. (“Daisan Bank”) issued by Daisan Bank (the “Daisan Bank Bonds with Share Options”) as the first unsecured convertible bond-type bonds with share options and 120% call option provisions (with provisions relating to subordination) of the Company (the “Bonds with Share Options”; among which, the bonds alone are referred to as the “Bonds”, and the share options alone are referred to as the “Share Options”) in accordance with Section 13(14) of the summary of terms for the Daisan Bank Bonds with Share Options as a result of a share transfer in which The Mie Bank, Ltd. and Daisan Bank shall be the wholly owned subsidiary companies resulting from the share transfer and the Company shall be the wholly owning parent company resulting from the share transfer (the “Share Transfer”), this summary of terms shall be applied to the Bonds with Share Options.

1. Total amount of Bonds	Among the initial debt amount of JPY 7 billion for the bonds for the Daisan Bank Bonds with Share Options, the amount not yet redeemed as at the time immediately before the Share Transfer becomes effective.

2. Amount of each Bond	JPY 1 million

3. Application of the Act on Book-Entry Transfer of Company Bonds, Stocks, etc.	The Bonds with Share Options are subject to the provisions of the Act on Book-Entry Transfer of Company Bonds, Stocks, etc. (the “Book-Entry Transfer Act”), and shall be handled in accordance with the operational rules and other rules for the book-entry transfer services of a book-entry transfer institution (as defined in Section 25 hereof; the same shall apply hereinafter). No certificate shall be issued for the Bonds with Share Options, except for cases in which holders of the Bonds with Share Options (the “Bondholders”) may request the issuance of certificates for the Bonds with Share Options in accordance with the Book-Entry Transfer Act. If certificates for the Bonds with Share Options are issued in accordance with the Book-Entry Transfer Act, such certificates shall be in bearer form, and the Bondholders may not request that such certificates be in registered form.

4. Transfer of Share Options or Bonds	Pursuant to the provisions of the main clauses of Article 254, Paragraphs 2 and 3 of the Companies Act, with respect to the Bonds with Share Options, neither the Share Options nor the Bonds may be transferred on a stand-alone basis.

5. Interest rate of Bonds	The Bonds shall bear no interest.

6. Amount to be paid in for Bonds (issue amount)	JPY 100 per each JPY 100 of the amount of each Bond

7. Issue price of Bonds	JPY 102.5 per each JPY 100 of the amount of each Bond

8. Redemption price of Bonds	JPY 100 per each JPY 100 of the amount of each Bond If the Company carries out early redemption of the Bonds, the amounts set forth in Sections 11(2) through (4) shall apply.

9.	Security and guarantee

There is no security or guarantee attached to the Bonds with Share Options, nor is there any asset specifically reserved for the Bonds with Share Options.

10.	Bond administrator

(1)	Name of bond administrator

Mizuho Bank Ltd.

(2)	Authority of bond administrator in the objection procedures for creditors

Notwithstanding the provisions of the main clause of Article 740, Paragraph 2 of the Companies Act, in the objection procedures for creditors as set forth in Article 740, Paragraph 1, the bond administrator shall not raise objections on behalf of the Bondholders in the absence of a resolution of the bondholders meeting.

(3)	Resignation of bond administrator

(i)	In the case of the following, or if there are any other justifiable grounds, the bond administrator may resign by specifying a person to succeed to the bond administrator’s administration of bonds.

(a)	There is a conflict of interest or a risk thereof between the bond administrator and a Bondholder; or

(b)	The bond administrator intends to suspend or abolish all or a significant part of the services as a bond administrator.

(ii)	In the case of item (i) above, the Company, the bond administrator and the person who succeeds to the bond administrator’s administration of bonds shall, without delay, take the procedures that become necessary as a result of such change of bond administrator.

11.	Redemption method and redemption due date of Bonds

(1)	The total amount of the principal of the Bonds shall be redeemed on April 30, 2019; provided, however, that early redemption shall be carried out in accordance with Sections 11(2) through (4), and acquisition and cancellation of the Bonds shall be carried out in accordance with Section 11(6).

(2)	Early redemption due to Reorganization

(i)	In the event that the Reorganization (as defined in item (v) below) is approved by a general meeting of shareholders of the Company (or, if approval of a general meeting of shareholders is not necessary, then by a board of directors meeting), and if the Company has delivered to the bond administrator, on or before the day of such approval (the “Reorganization Approval Date”), a certificate signed by the representative director of the Company stating that the Company does not currently anticipate that the Succeeding Company, etc. (as defined in item (vi) below; the same shall apply hereinafter) will be a company listed on any financial instruments exchange in Japan on the effective date of the relevant Reorganization, for any reason, then the Company shall, having given public notice regarding necessary matters at least thirty (30) days prior to the redemption date (i.e. a date falling on or before the effective date of the relevant Reorganization; provided, however, that if the effective date of such Reorganization arrives within thirty (30) days from the Reorganization Approval Date, the redemption date shall be a date falling on or after the 30th day from the date of the such public notice), redeem all, and not only some, of the Bonds then outstanding at the redemption price determined in accordance with items (ii) through (iv) below (the “Reorganization Redemption Price”).

(ii)	The Reorganization Redemption Price shall be determined by reference to the following table (expressed as a percentage for each Bond amount) based on the Reference Parity (as defined in item (iii) below) and the redemption date.

Reorganization Redemption Price (%)

Redemption Date	Reference Parity
	80	90	100	110	120	130
January 29, 2019	99.70	100.53	103.81	110.57	120.00	130.00
April 26, 2019	100.00	100.00	100.00	110.00	120.00	130.00

(iii)	“Reference Parity” means:

(a)	if the consideration payable to the holders of ordinary shares of the Company in connection with the relevant Reorganization consists of cash only, the amount of such cash paid per ordinary share divided by the Conversion Price (as defined in Section 13(6)(ii); the same shall apply hereinafter) in effect on the relevant Reorganization Approval Date (calculated to the fifth decimal place less than one whole yen with the fifth decimal place to be rounded off to the fourth decimal place, and shown as a percentage); and

(b)	in all cases other than (a) above, the average closing price (excluding indicative prices; the same shall apply hereinafter in this Section) for ordinary shares of the Company in a regular transaction on the Tokyo Stock Exchange, Inc. for the five (5) consecutive Trading Days commencing on the Trading Day immediately following the date on which the terms and conditions of the relevant Reorganization (including the consideration payable or deliverable in connection with such Reorganization) are approved at a board of directors meeting of the Company, as required under the Companies Act (or, if the terms and conditions of the relevant Reorganization are announced to the public later than the date of such resolution, immediately following the date of such public announcement), divided by the Conversion Price in effect on the last day of such period of five (5) consecutive Trading Days (calculated to the fifth decimal place less than one whole yen with the fifth decimal place to be rounded off to the fourth decimal place, and shown as a percentage). During such period of five (5) consecutive Trading Days, if any event arises which requires the adjustment of the Conversion Price in accordance with Section 13(7), (8) or (10), the average closing price for ordinary shares of the Company in a regular transaction during such period of five (5) consecutive Trading Days shall be adjusted in a reasonable manner in consultation with the bond administrator. In Section 11(2)(iii) and Section 11(3)(ii), “Trading Days” means any day on which the Tokyo Stock Exchange, Inc. is open for business, but does not include any day on which no closing price for ordinary shares of the Company in a regular transaction is announced.

(iv)	If the Reference Parity or Redemption Date is not shown in the table in item (ii) above, the Reorganization Redemption Price shall be calculated by the following method:

(a)	If the Reference Parity falls between two values listed in the first line of the table in item (ii) above, or if the Redemption Date falls between two dates listed in the first column of such table, then the Reorganization Redemption Price shall be calculated by a straight-line interpolation between such two values or two dates based on the values shown in such table corresponding to such two values or two dates (calculated to the fifth decimal place less than one whole yen with the fifth decimal place to be rounded off to the fourth decimal place, and shown as a percentage); provided, however, that interpolation between dates shall be calculated on the basis of a 365 day year.

(b)	if the Reference Parity is higher than the value shown in the far right column on the first line of the table in item (ii) above, the Reference Parity shall be deemed to be equal to that value; and

(c)	if the Reference Parity is lower than the value shown in the far left column on the first line of the table in item (ii) above, the Reference Parity shall be deemed to be equal to that value.

Provided, however, that the maximum amount of the Reorganization Redemption Amount shall be 130% of the amount of each Bond, and if the value calculated by reference to the table in item (ii) above and in accordance with the methods set forth in (a) through (c) above exceeds 130% of the amount of each Bond, the Reorganization Redemption Amount shall be 130% of the amount of each Bond. The minimum amount of the Reorganization Redemption Amount shall be 100% of the amount of each Bond, and if the number calculated by reference to the table in item (ii) above and in accordance with the methods set forth in (a) through (c) above falls below 100% of the amount of each Bond, the Reorganization Redemption Amount shall be 100% of the amount of each Bond.

(v)	“Reorganization” collectively means: a merger in which the Company is to be an extinguishing company; an absorption type company split or incorporation type company split (limited to cases in which the Succeeding Company, etc. assumes the Company’s obligations under the Bonds and delivers new share options in place of the Share Options); a share exchange or share transfer pursuant to which the Company becomes a wholly owned subsidiary of another kabushiki kaisha (joint-stock company, “KK”); or any other corporate restructuring procedure under the laws of Japan, as a result of which the Company’s obligations under the Bonds are assumed by another KK.

(vi)	“Succeeding Company, etc.” collectively means the KKs set forth in (a) through (f) below:

(a)	In the case of a merger (limited to cases in which the Company is to be extinguished as a result of the merger): the KK surviving the absorption-type merger or the KK incorporated in the consolidation-type merger;

(b)	In the case of an absorption type company split: the KK succeeding in the absorption-type company split;

(c)	In the case of an incorporation type company split: the KK incorporated in the incorporation-type split;

(d)	In the case of a share exchange: the wholly owning parent KK resulting from the share exchange;

(e)	In the case of a share transfer: the wholly owning parent KK incorporated in the share transfer; and

(f)	In the case of a corporate restructuring procedure under the laws of Japan other than those set forth in (a) through (e) above: the KK assuming the Company’s obligations under the Bonds.

(vii)	Once the Company has given public notice in accordance with item (i) above, the Company may not cancel the early redemption for which such public notice is given.

(3)	Early Redemption due to Delisting, etc.

(i)

If (a) any tender offer is made, in accordance with the Financial Instruments and Exchange Act of Japan, by a party or parties (the “Offeror”) other than the Company to all holders of the ordinary shares of the Company to acquire any ordinary shares of the Company, (b) the Company expresses its opinion to support such tender offer, (c) the Company or the Offeror publicly announces or admits that the ordinary shares of the Company may be delisted from all financial instrument exchanges in Japan, as a result of the acquisition of ordinary shares of the Company pursuant to such tender offer (unless the Company or the Offeror publicly announces its intention to use its best endeavors to continue the listing of the Company after such tender offer), and (d) the Offeror acquires any ordinary shares of the Company pursuant to such tender offer, then the Company shall, having given public notice on necessary matters within fifteen (15) days from the acquisition date of the ordinary shares of the Company pursuant to such tender offer (meaning the date on which settlement concerning such tender offer is commenced; the same shall apply hereinafter), redeem all, and not only some, of the Bonds then outstanding at the redemption price determined in accordance with item (ii) below (the “Delisting Redemption Price”), on the date specified for redemption in such public notice (which shall be a date falling not earlier than the 30th day, nor later than the 60th day, from the date of such public notice).

(ii)	The Delisting Redemption Price shall be calculated in the same manner as that set forth in Section 11(2) for the calculation of the Reorganization Redemption Price; provided, however, that the Reference Parity shall be:

(a)	if the consideration payable in connection with the relevant tender offer consists of cash only, the tender offer price in effect on the last day of the relevant tender offer period divided by the Conversion Price in effect on the same day (calculated to the fifth decimal place less than one whole yen with the fifth decimal place to be rounded off to the fourth decimal place, and shown as a percentage); and,

(b)	in all cases other than (a) above, the average closing price for ordinary shares of the Company in a regular transaction on the Tokyo Stock Exchange, Inc. for the five (5) consecutive Trading Days ending on the last day of the tender offer period divided by the Conversion Price in effect on the last day of the tender offer period (calculated to the fifth decimal place less than one whole yen with the fifth decimal place to be rounded off to the fourth decimal place, and shown as a percentage). During such period of five (5) consecutive Trading Days, if any event arises which requires the adjustment of the Conversion Price in accordance with Section 13(7), (8) or (10), the average closing price for ordinary shares of the Company in a regular transaction during such period of five (5) consecutive Trading Days shall be adjusted in a reasonable manner in consultation with the bond administrator.

(iii)	Notwithstanding item (i) above, if, by the last day of the tender offer period pertaining to the relevant tender offer, the Company or Offeror publicly announces its intention to effect a Reorganization after the date of acquisition of any ordinary shares of the Company pursuant to the tender offer, then the provisions of item (i) above shall not apply; provided, however, that if the Reorganization Approval Date pertaining to such Reorganization does not arrive within sixty (60) days from the acquisition date of such shares, the Company shall, having given public notice on necessary matters within fifteen (15) days after the last day of such sixty (60) day period, redeem all, and not only some, of the Bonds then outstanding at the Delisting Redemption Price, on the date specified for redemption in such public notice (which shall be a date falling not earlier than the 30th day, nor later than the 60th day, from the date of such public notice).

(iv)	If both of the early redemption event set forth in Section 11(2) and the early redemption event set forth in item (i) or (iii) above occur at the same time, the Bonds shall be redeemed in accordance with Section 11(2); provided, however, that, upon the occurrence of the early redemption event set forth in Section 11(2), if public notice is given in accordance with item (i) or (iii) above on any day before the Reorganization Approval Date, the Bonds shall be redeemed in accordance with this Section 11(3).

(v)	Once the Company has given public notice in accordance with item (i) or (iii) above, the Company may not cancel the early redemption for which such public notice is given.

(4)	120 % Call Option Provision

(i)	With regard to the twenty (20) consecutive Trading Days (“Trading Day” means a day on which a regular transaction of ordinary shares of the Company is performed on the Tokyo Stock Exchange, Inc.; the same shall apply hereinafter) on which the closing price for ordinary shares of the Company in a regular transaction is available on the Tokyo Stock Exchange, Inc., if such closing price for each Trading Day during such period of twenty (20) consecutive Trading Days is at least 120 percent of the Conversion Price in effect on each such Trading Day, then the Company may, upon obtaining approval from the Financial Services Agency and having given public notice on necessary matters within fifteen (15) days from the last day of such period of twenty (20) consecutive Trading Days, redeem all, and not only some, of the Bonds then outstanding, at any time on or after April 2, 2018, at JPY 100 for each JPY 100 of the amount of each Bond, on the date specified for redemption in such public notice (which shall be a date falling not earlier than the 30th day, nor later than the 60th day, from the date of such public notice).

Notwithstanding the provisions of Section 13(7)(ii)(b), in the event that the Company carries out the share split of the Company’s ordinary shares or allotment of the Company’s ordinary shares without consideration in relation to the ordinary shares of the Company (hereinafter in this Section 11(4), the “Share Split, etc.”), in applying this 120 % call option provision with regard to the three (3) Trading Days from the day two (2) Trading Days preceding the record date (or, if no record date is determined, then the date immediately preceding the effective date; or, if the record date or such date immediately preceding the effective date does not fall on a Trading Day, the Trading Day immediately preceding such dates; the same shall apply hereinafter) of such Share Split, etc. to the record date of such Share Split, etc., the Conversion Price applicable on each such Trading Day shall be the Conversion Price calculated using the New Shares Issuance Conversion Price Adjustment Formula set forth in Section 13(7)(i), wherein the number of issued ordinary shares of the Company on the corresponding date one (1) month prior to each such Trading Day (or, if there is no such corresponding date, on the last day of the month preceding the month that includes such Trading Day), less the number of ordinary shares of the Company held by the Company as of such Trading Day shall be used as the number of issued shares, and the number of shares to be delivered pursuant to such Share Split, etc. shall be used as the number of shares to be delivered.

(ii)	If both of the early redemption event set forth in Section 11(2) or Section 11(3)(i) or 11(3)(iii) and the early redemption event set forth in item (i) above occur at the same time, the Bonds shall be redeemed in accordance with Section 11(2) or 11(3); provided, however, that, upon the occurrence of the early redemption event set forth in Section 11(2) or Section 11(3)(i) or 11(3)(iii), if public announcement is given in accordance with item (i) above before the Reorganization Approval Date or the acquisition date of ordinary shares of the Company pursuant to such tender offer, the Bonds shall be redeemed in accordance with this Section 11(4).

(iii)	Once the Company has given public notice in accordance with item (i) above, the Company may not cancel the early redemption for which such public notice is given.

(5)	If the redemption date (including the redemption date publicly notified in accordance with the provisions of Sections 11(2) through 11(4), if the Bonds are redeemed in accordance with the provisions of each such Section) falls on a bank holiday, the payment shall be made on the immediately preceding bank business day.

(6)	The Company may, at any time on or after the day following the pay-in date (as defined in Section 23), acquire the Bonds with Share Options by obtaining prior approval from the Financial Services Agency, unless otherwise provided by laws and regulations or rules such as the operational rules for the book-entry transfer services of the book-entry transfer institution. If the Company cancels the Bonds acquired, the Share Options shall extinguish as a result of their becoming non-exercisable in accordance with Section 13(5).

(7)	Redemption of the Bonds is subject to the provisions relating to subordination set forth in Section 12, in addition to this Section 11.

12.	Provisions relating to Subordination

(1)	If a decision is made for the commencement of bankruptcy proceedings, corporate reorganization proceedings, or civil rehabilitation proceedings with regard to the Company, or if bankruptcy proceedings, corporate reorganization proceedings, civil rehabilitation proceedings or any proceedings similar thereto are commenced outside Japan in accordance with any laws other than laws of Japan with regard to the Company, the Bonds shall be redeemed in accordance with the following provisions:

(i)	Bankruptcy Proceedings

If a decision is made for the commencement of bankruptcy proceedings and such proceedings are still in progress with regard to the Company before the payment due date set forth for the principal of the Bonds, the right to claim payment of the principal of the Bonds shall become effective upon fulfillment of the following conditions.

(Conditions Precedent)

Any and all debts to be added to the distribution set forth in the distribution list (if such distribution list is revised, the revised distribution list) and payable as the final distribution under the bankruptcy proceedings, excluding any and all debts arising from the Bonds and debts with conditions that are substantially the same as or subordinated to those under items (i) through (iv) hereof (provided, however, that, except for the conditions set forth in item (iii) below, debts with conditions that are substantially the same as those under Section 12(1), shall be deemed as debts with conditions that are substantially the same as those under items (i) through (iv) hereof), are paid in full through interim distribution, final distribution, additional distribution or any other distribution permitted under the laws and regulations (including by distribution and escrow).

(ii)	Corporate Reorganization Proceedings

If a decision is made for the commencement of corporate reorganization proceedings and such proceedings are still in progress with regard to the Company before the payment due date set forth for the principal of the Bonds, the right to claim payment of the principal of the Bonds shall become effective upon fulfillment of the following conditions.

(Conditions Precedent)

Any and all debts listed in the reorganization plan in effect as at the time when an order to confirm the reorganization plan becomes final and binding with regard to the Company, excluding any and all debts arising from the Bonds and debts with conditions that are substantially the same as or subordinated to those under items (i) through (iv) hereof (provided, however, that, except for the conditions set forth in item (iii) below, debts with conditions that are substantially the same as those under Section 12(1), shall be deemed as debts with conditions that are substantially the same as those under items (i) through (iv) hereof), are paid in full with regard to the amount of debts so fixed.

(iii)	Civil Rehabilitation Proceedings

If a decision is made for the commencement of rehabilitation proceedings with regard to the Company before the payment due date set forth for the principal of the Bonds, the right to claim payment of the principal of the Bonds shall become effective upon fulfillment of the following conditions; provided, however, that, after a decision is made for the commencement of rehabilitation proceedings, if an order for simplified rehabilitation or consensual rehabilitation becomes final and binding; or an order for disconfirmation of the rehabilitation plan becomes final and binding; or rehabilitation proceedings are closed as a result of revocation of the order for commencement of rehabilitation proceedings or discontinuance of the rehabilitation proceedings; or an order for revocation of the rehabilitation plan becomes final and binding, the right to claim payment of the principal of the Bonds shall be in the same force and effect retrospectively as it was as of the date on which the decision to commence the rehabilitation proceedings was made.

(Conditions Precedent)

Any and all debts listed in the rehabilitation plan in effect as at the time when an order to confirm the rehabilitation plan becomes final and binding with regard to the Company, excluding any and all debts arising from the Bonds and debts with conditions that are substantially the same as or subordinated to those under items (i) through (iv) hereof (provided, however, that, except for the conditions set forth in item (iii) below, debts with conditions that are substantially the same as those under Section 12(1), shall be deemed as debts with conditions that are substantially the same as those under items (i) through (iv) hereof), are paid in full with regard to the amount of debts so fixed.

(iv)	Insolvency Proceedings under laws other than the laws of Japan

If bankruptcy proceedings, corporate reorganization proceedings, civil rehabilitation proceeding, or any other proceedings substantially similar thereto are commenced outside Japan with regard to the Company under any laws other than the laws of Japan, in accordance with proceedings substantially similar to items (i) through (iii) hereof, the right to claim payment of the principal of the Bonds shall become effective in such proceedings only if conditions substantially similar to the conditions precedent set forth in items (i) through (iii) hereof are satisfied; provided, however, that if such conditions are not allowed to be attached in such proceedings, the right to claim payment of the principal of the Bonds shall become effective, without regard to such conditions.

(2)	Prohibition on Amendment Adversely Affecting Senior Creditors

No provision of this summary of terms may be amended in any respect that could have an adverse effect on any or all senior creditors, and any agreement on such amendment shall be null and void to any and all persons in all respects. In this case, a senior creditor means a person who has a claim to any debts owed by the Company other than debts arising from the Bonds and any debts with conditions that are substantially the same as or subordinated to those under Sections 12(1)(i) through (vi) (provided, however, that, except for the conditions set forth in Section 12(1)(iii), debts with conditions that are substantially the same as those under Section 12(1) shall be deemed as debts with conditions that are substantially the same as those under Sections 12(1)(i) through (vi)).

(3)	Prohibition on Payment in breach of Subordination Agreement

If all or part of the principal of the Bonds is paid to bondholders even when a right to claim payment of the principal of the Bonds has not become effective in accordance with Section 12(1)(i) through (iv), such payment shall be null and void, and the bondholders receiving such payment shall forthwith repay such principal to the Company.

(4)	Prohibition of Set-off

If a decision is made for the commencement of bankruptcy proceedings and such proceedings are still in progress with regard to the Company; or if a decision is made for the commencement of corporate reorganization proceedings and such proceedings are still in progress with regard to the Company; or if a decision is made for the commencement of civil rehabilitation proceedings (provided, however, that this shall not include cases in which: an order for simplified rehabilitation or consensual rehabilitation becomes final and binding; or an order for disconfirmation of the rehabilitation plan becomes final and binding; or rehabilitation proceedings are closed as a result of revocation of the order for commencement of rehabilitation proceedings or discontinuance of the rehabilitation proceedings; or an order for revocation of the rehabilitation plan becomes final and binding, after a decision is made for the commencement of rehabilitation proceedings); or if bankruptcy proceedings, corporate reorganization proceedings, civil rehabilitation proceedings or any proceedings similar thereto are commenced outside Japan in accordance with any laws other than the laws of Japan with regard to the Company, the right to claim payment of the principal of the Bonds may not be used to offset any debt, unless the condition set forth in the respective item of Sections 12(1)(i) thorough (iv) is fulfilled.

(5)	If bankruptcy proceedings have commenced with regard to the Company, in accordance with the provision of Section 12(1), the right to claim payment of the principal of the Bonds shall be subordinated to a subordinate bankruptcy claim prescribed in the Bankruptcy Act in the order of priority for receiving a liquidation distribution in the bankruptcy proceedings.

13.	Matters regarding the Share Options

(1)	Number of Share Options attached to the Bonds

The number of Share Options attached to each Bond shall be one, and the Company shall issue the same number of Share Options as the number of the share options for the Daisan Bank Bonds with Share Options outstanding immediately before the Share Transfer becomes effective.

(2)	Amount of money to be paid-in for each Share Option

The persons who accept the Share Options shall not be required to pay-in any money in exchange for the Share Options.

(3)	Class of shares subject to Share Options, and method for calculating the number of shares subject to Share Options

The class of shares subject to the Share Options shall be the ordinary shares of the Company, and the number of ordinary shares to be delivered by the Company upon the exercise of an option shall be the number obtained by dividing the total amount of the Bonds with Share Options subject to the exercise of an option by the Conversion Price applicable as at the effective date of such exercise of the option. Any fraction less than one (1) share resulting from such calculation shall be disregarded and no cash adjustments will be made.

(4)	Exercise period for Share Options

The holders of Share Options for the Bonds with Share Options (the “Holders of Share Options”) may exercise their Share Options at any time between April 2, 2018 and April 25, 2019 and request delivery of ordinary shares of the Company as set forth in Section 13(3); provided, however, that the Share Options cannot be exercised during any of the following periods:

(i)	The day when shareholders of the ordinary shares of the Company are finalized and the preceding business day (meaning a day which does not fall on a non-business day for the book-entry transfer institution; the same shall apply hereinafter);

(ii)	Any day deemed necessary by the book-entry transfer institution;

(iii)	If the Bonds are redeemed on or prior to April 25, 2019 in accordance with Sections 11(2) through (4), on or after the business day immediately preceding the day on which principal is paid with regard to such redemption; and

(iv)	For the purpose of a Reorganization in which the share options of a Succeeding Company, etc. will be delivered, if it is necessary for the Company to suspend the exercise of Share Options, the period during which the exercise will be suspended (such period not to exceed one (1) month). In such a case, the Company shall give the bond administrator prior written notice explaining the said suspension period and other necessary matters and also give public notice on such necessary matters at least one (1) month prior to the commencement date of such period.

In this Section 13(4), the period during which Share Options may be exercised shall be hereinafter referred to as the “Exercise Period”.

(5)	Other terms for exercise of Share Options

If the Company acquires the Bonds with Share Options and cancels the Bonds, the Holders of the Share Options may not exercise such Share Options with regard to such Bonds. In addition, each of the Share Options may not be exercised in part.

(6)	Details and value of assets to be paid-in upon the exercise of Share Options

(i)	Upon the exercise of each Share Option, a Bond with Share Option shall be paid as consideration and the value of such Bond shall be equivalent to the amount to be paid-in for the Bond.

(ii)	The price to be used in calculating the number of ordinary shares of the Company to be delivered upon the exercise of each Share Options (the “Conversion Price”; provided, however, that in Section 13(14), the “Conversion Price” means the price to be used in calculating the number of ordinary shares of the Succeeding Company, etc. to be delivered upon the exercise of Succeeded Share Options (as defined in Section 13(14)(i))) shall initially be set at the amount of JPY 2,060 divided by 0.7, subject to adjustment in accordance with the provisions of Sections 13(7) through (10) as the case may be.

(7) (i)	If, for any of the reasons listed in item (ii) below, there is a change in the number of ordinary shares of the Company or there is a possibility that such a change may occur, the Company shall adjust the Conversion Price in accordance with the following formula (the “New Share Issuance Conversion Price Adjustment Formula”).

(ii)	The following provisions set forth cases in which adjustments are made to the Conversion Price using the New Share Issuance Conversion Price Adjustment Formula, as well as the timing for applying such Conversion Price after adjustment.

(a)	In the case of the solicitation of the purchase of the ordinary shares of the Company at a paid-in amount lower than the Market Value (as defined in Section 13(9)(iii); the same shall apply hereinafter):

The Conversion Price after adjustment shall apply on and after the day immediately following the pay-in date (or, if the pay-in period is established upon solicitation, then the last day of the relevant pay-in period; the same shall apply hereinafter in this Section); provided, however, that if any record date is established for the purpose of granting the rights to receive allotment of shares to holders of the ordinary shares of the Company, the Conversion Price after adjustment shall apply on and after the day immediately following such record date.

(b)	In the case of the ordinary shares of the Company being subject to a share split or share allotment without consideration:

The Conversion Price after adjustment shall apply: on and after the day immediately following the record date for such share split in the case of a share split; or on and after the day immediately following the effective date of a share allotment without consideration in the case of a share allotment without consideration; provided, however, that if any record date is established for the purpose of granting the rights to receive an allotment of shares to holders of the ordinary shares of the Company, the Conversion Price after adjustment shall apply on and after the day immediately following such record date in relation to the allotment of ordinary shares of the Company without consideration.

(c)	In the case of an issuance of shares with put options, shares subject to call, or share options subject to call (including those attached to bonds with share options) that provide for delivery of ordinary shares of the Company at a price lower than the Market Value, or share options (including those attached to bonds with share options) that allow for a request for delivery of ordinary shares of the Company at a price lower than the Market Value (the “Shares with Put Options, etc.”):

The Conversion Price after adjustment shall be calculated by assuming that all of such put options, call options, or share options have been exercised or applied in accordance with their original terms, and shall apply on and after the day immediately following the pay-in date (or in the case of share options and bonds with share options, the allotment date) or the effective date of share allotment without consideration; provided, however, that if any record date is established for the purpose of granting the rights to receive allotment of shares to holders of the ordinary shares of the Company, the Conversion Price after adjustment shall apply on and after the day immediately following such record date.

(d)	In the case of ordinary shares of the Company or Shares with Put Options, etc. being allotted to the holders of the ordinary shares of the Company, if the record date for such allotment falls before the date on which such allotment is approved by the general meeting of shareholders, board of directors, or other body of the Company, then, notwithstanding the provisions of (a) through (c) above, the Conversion Price after adjustment shall apply on and after the day following the date on which such approval is granted; provided, however, that, in such case, ordinary shares of the Company shall be delivered, after the date on which such approval is granted, to Holders of Share Options who have requested to exercise such Share Options not earlier than the date immediately following such record date but not later than the date on which such approval was granted, in accordance with the following formula. The provisions of Section 13(18) shall apply in a corresponding manner to the delivery of such shares.

Any fraction less than one (1) share resulting from the calculation shall be disregarded and no cash adjustments will be made.

(8) (i)	If the Company makes any special dividends in accordance with item (ii) below, the Company shall adjust the Conversion Price in accordance with the following formula (the “Special Dividend Conversion Price Adjustment Formula”; and the Special Dividend Conversion Price Adjustment Formula and the New Share Issuance Conversion Price Adjustment Formula shall be collectively referred to as the “Conversion Price Adjustment Formula”).

“Per-Share Special Dividend” means the amount of the special dividend divided by the number of shares subject to Share Options for the amount of each Bond (JPY 1,000,000) as of the last record date during the fiscal year related to a distribution of dividends of surplus. The Per-Share Special Dividend shall be calculated to the second decimal place less than one whole yen with the second decimal place to be rounded off to the first decimal place.

(ii)	“Special Dividend” means any excess amount obtained when (i) the cumulative amount of surplus dividends per share for the ordinary shares of Daisan Bank on the record date during the fiscal year ending March 31, 2018 (limited to the case in which assets to be distributed as dividends are cash, including money payable pursuant to the provisions of Article 455, Paragraph 2 and Article 456 of the Companies Act) multiplied by the number of shares subject to share options for the Daisan Bank Bonds with Share Options for the amount of each bond (JPY 1,000,000) constituting the Daisan Bank Bonds with Share Options as of such record date, in the relevant fiscal year, exceeds the amount calculated by multiplying JPY 24,270 by 2.49, or (ii) the cumulative amount of surplus dividends per share for the ordinary shares of the Company on the record date during the fiscal year ending March 31, 2019 (limited to the case in which the assets to be distributed as dividends are cash, including money payable pursuant to the provisions of Article 455, Paragraph 2 and Article 456 of the Companies Act) multiplied by the number of shares subject to Share Options for the amount of each bond (JPY 1,000,000) constituting the Bond as of such record date, in the relevant fiscal year, exceeds the amount calculated by multiplying JPY 24,270 by 2.99 (such ratio to be amended in a reasonable manner if the Company changes its fiscal year).

(iii)	Adjustment of the Conversion Price due to special dividends shall apply on and after the 10th day of the month following the month including the day on which a resolution to distribute dividends of surplus has been adopted pursuant to Article 454 or Article 459 of the Companies Act for the final record date in relation to distributions in each fiscal year.

(9)	The following provisions shall apply to the adjustment of the Conversion Price.

(i)	If the difference between the Conversion Price after adjustment calculated using the Conversion Price Adjustment Formula and the Conversion Price before adjustment is less than one whole yen, no adjustment shall be made to the Conversion Price; provided, however, that if, subsequently, there are any events which require the adjustment of the Conversion Price and the Conversion Price is recalculated, then the amount of the Conversion Price before adjustment less the foregoing difference shall be used in lieu of the Conversion Price before adjustment in the Conversion Price Adjustment Formula.

(ii)	The Conversion Price Adjustment Formula shall be calculated to the second decimal place less than one whole yen with the second decimal place to be rounded off to the first decimal place.

(iii)

The “Market Price” used in the Conversion Price Adjustment Formula shall be the average daily closing price (including indicative prices) for ordinary shares of the Company on the Tokyo Stock Exchange, Inc. for the thirty (30) Trading Days (excluding days on which there is no closing price) commencing on the 45th Trading Day prior to: (a) the date on which the Conversion Price after adjustment is applied in the case of the New Share Issuance Conversion Price

Adjustment Formula (or the relevant record date in the case of Section 13(7)(ii)(d)), or (b) the last record date for the distributions in the relevant fiscal year in the case of the Special Dividend Conversion Price Adjustment Formula.

In such case, the average price shall be calculated to the second decimal place less than one whole yen with the second decimal place to be rounded off to the first decimal place.

(iv)	The “Number of Issued Shares” used in the New Share Issuance Conversion Price Adjustment Formula shall be the number of issued ordinary shares of the Company (a) on the record date, if any, for the purpose of granting the rights to receive an allotment of shares to holders of the ordinary shares of the Company, or (b) if there is no record date, then on the corresponding date one (1) month prior to the day on which the Conversion Price after adjustment applies (or, if there is no such corresponding date, on the last day of the month preceding the month that includes such application date), less the number of ordinary shares of the Company held by the Company as of such date, plus the number of ordinary shares of the Company not yet delivered that are deemed to be the number of shares to be delivered in accordance with Section 13(7) or (10) before adjustment is made to such Conversion Price. In the case of a share split of the ordinary shares of the Company, the number of shares to be delivered used in the New Share Issuance Conversion Price Adjustment Formula shall not include the number of ordinary shares of the Company to be allotted to the ordinary shares of the Company held by the Company as of the record date.

(10)	In addition to the Conversion Price adjustment carried out pursuant to Sections 13 (7) through (9), in the case of the following, the Company shall perform the necessary Conversion Price adjustment through mutual consultation with the bond administrator:

(i)	a Conversion Price adjustment being necessary due to a share consolidation, decrease in the amount of share capital or capital reserve, merger (excluding cases in which the Company is disappearing as a result of the merger), share exchange or company split;

(ii)	in addition to item (i) above, a Conversion Price adjustment being necessary due to an event which causes any change or potential change to the number of issued ordinary shares of the Company;

(iii)	a Conversion Price adjustment being necessary due to an allotment of class shares, other than ordinary shares, to holders of the ordinary shares of the Company without consideration;

(iv)	a Conversion Price adjustment being necessary due to a distribution of dividends of surplus wherein the assets to be distributed as dividends are not cash economically constituting a special dividend; or

(v)	two (2) or more events requiring an adjustment of the Conversion Price coincide, and it being necessary to consider the effect of one of these events on the Market Price to be used in calculating the Conversion Price after adjustment based on the other event.

(11)	In adjusting the Conversion Price pursuant to Sections 13(7) through (10), the Company shall give the bond administrator prior written notice explaining the reasons for the conversion, the Conversion Price before adjustment, the Conversion Price after adjustment, the date of application thereof and other necessary matters, and also give public notice on such necessary matters by the date immediately preceding such application date. In the case of Section 13(7)(ii)(d), or if the aforementioned public announcement otherwise cannot be made by the date immediately preceding such application date, then it shall be made promptly after such application date.

(12)	Amount of share capital and capital reserve to be increased upon the issuance of shares pursuant to exercise of Share Options

The amount of share capital to be increased upon the issuance of shares pursuant to an exercise of the Share Options shall be the amount obtained by multiplying the upper limit of the capital increase as calculated pursuant to the provisions of Article 17 of the Rules of Corporate Accounting by 0.5. Any fraction less than one (1) yen resulting from the calculation shall be rounded up. The amount of increase in capital reserve shall be the amount obtained by deducting the amount of the increase in share capital from the upper limit of the capital increase.

(13)	Grounds for acquisition of Share Options

There are no grounds for the acquisition of Share Options.

(14)	Succession of the Bonds with Share Options by the Succeeding Company, etc., upon the Company’s Reorganization

(i)	Except where the Company carries out early redemption of the Bonds pursuant to Section 11(2), if the Company carries out a Reorganization (limited to the case in which the ordinary shares of the Succeeding Company, etc., will be allotted to the shareholders of the Company), the Company will allot the share options of the Succeeding Company, etc. (the “Succeeded Share Option”) to the Holders of Share Options outstanding immediately before the effective date of the Reorganization, on the terms set forth in item (ii) below. In such case, on the effective date of the Reorganization, the Share Options will be extinguished, the obligations under the Bonds will be succeeded to by the Succeeding Company, etc. (the Bonds succeeded to by the Succeeding Company, etc., shall be hereinafter referred to as the “Succeeded Bonds”), the Succeeded Share Options will become share options attached to the Succeeded Bonds and the Holders of Share Options will become the holders of Succeeded Share Options. The provisions relating to the Share Options in this summary of terms shall apply in a corresponding manner to the Succeeded Share Options.

(ii)	The details of the Succeeded Share Options shall be as set forth below:

(a)	Number of Succeeded Share Options

The number of Succeeded Share Options shall be the same as the number of Share Options outstanding immediately before the effective date of the Reorganization.

(b)	Class of shares subject to Succeeded Share Options

The class of shares subject to the Succeeded Share Options shall be the ordinary shares of the Succeeding Company, etc.

(c)	Method for calculating the number of shares subject to Succeeded Share Options

The number of shares subject to the Succeeded Share Options shall be the number obtained by dividing the total amount of the Succeeded Bonds with Succeeded Share Options subject to the exercise of an option by the Conversion Price set forth in (d) below. Any fraction less than one (1) share resulting from the calculation shall be disregarded and no cash adjustments will be made.

(d)	Conversion Price of Succeeded Bonds with Succeeded Share Options

The Conversion Price of the Succeeded Bonds with Succeeded Share Options shall be set at a price such that the economic value obtained by the holder of the Succeeded Share Options pursuant to an exercise of the Succeeded Share Options immediately after the effective date of the Reorganization will be equivalent to the economic value obtained by the Holder of Share Options pursuant to an exercise of the Share Options immediately before the effective date of the Reorganization. The Conversion Price of the Succeeded Bonds with Succeeded Share Options on and after the effective date of the Reorganization shall be adjusted in accordance with Sections 13(7) through (10).

(e)	Details and value of assets to be paid in upon the exercise of Succeeded Share Options

Upon the exercise of each Succeeded Share Option, a Succeeded Bond with Succeeded Share Option shall be paid as consideration and the value of such Succeeded Bond shall be equivalent to the amount to be paid-in for the Bond.

(f)	Exercise period for Succeeded Share Options

From the effective date of the Reorganization (or, if the Company prescribes the period during which the exercise will be suspended as set forth in Section 13(4)(iv), the effective date of the Reorganization or the day on which the banks are open for business immediately following the last day of such period of suspension, whichever occurs later) to the last date of the Exercise Period for Share Options as set forth in Section 13(4).

(g)	Amount of increase of share capital and capital reserve upon the issuance of shares pursuant to exercise of Succeeded Share Options

The amount of increase of share capital upon the issuance of shares pursuant to an exercise of the Succeeded Share Options shall be the amount obtained by multiplying the upper limit of the capital increase as calculated pursuant to the provisions of Article 17 of the Rules of Corporate Accounting by 0.5. Any fraction less than one (1) yen resulting from the calculation shall be rounded up. The amount of increase of capital reserve shall be the amount obtained by deducting the amount of increase of share capital from the upper limit of the capital increase.

(h)	Other terms for exercise of Succeeded Share Options

If the Company acquires the Succeeded Bonds and cancels such Succeeded Bonds, the holders of the Succeeded Share Options may not exercise such Succeeded Share Options with regard to such Succeeded Bonds. Each of the Succeeded Share Options may not be exercised in part.

(i)	Grounds for acquisition of Succeeded Share Options

There are no grounds for the acquisition of Succeeded Share Options.

(15)	Requests to exercise Share Options shall be received and handled at the place set forth in Section 24 (the “Place for Receiving Exercise Requests”).

(16) (i)	Holders of Share Options wishing to exercise their Share Options shall notify the Place for Receiving Exercise Requests of the matters specified by the Company as the matters required for the exercise of the options during the Exercise Period, through the book-entry transfer institution or account management institution (the “Immediately Superior Institution”) with which the Holders of Share Options has opened accounts to make book-entries for the Bonds with Share Options.

(ii)	Once the matters required for the exercise of options have been notified to the Place for Receiving Exercise Requests, the person who has made such notification may not rescind the same thereafter.

(17)	An exercise of Share Options shall become effective on the day on which the notice regarding the matters required for the exercise of the options arrives at the Place for Receiving Exercise Requests. Once an exercise of Share Options becomes effective, the Bonds pertaining to such Share Options shall be deemed due and payable.

(18)	After the exercise of options becomes effective, the Company shall deliver shares to the Holder of Share Options who has exercised such Share Options by recording an increase in transferred shares in the ownership column of the transfer account book maintained at the Immediately Superior Institution specified by such Holder of Share Options.

(19)	If it becomes necessary for the Company to replace certain provisions of this summary of terms or to take any other measures as a result of the abolishment of provisions relating to the number of shares constituting one (1) unit or a similar event, the Company and the bond administrator shall, through mutual consultation, take such necessary measures.

14.	Financial special provision

There are no financial special provisions attached to the Bonds with Share Options.

15.	Acceleration clause

There is no acceleration clause set forth for the Bonds with Share Options.

16.	Regular reporting to bond administrator

(1)	The Company shall, from time to time, report an overview of its business to the bond administrator, and shall also notify the bond administrator in writing of the financial results for each fiscal year and any distribution of dividends of surplus (including interim dividends as prescribed in Article 454, Paragraph 5 of the Companies Act) immediately after such resolution is adopted at a meeting of the board of directors. The same shall apply if the Company prepares a provisional financial statement as at a certain day as prescribed in Article 441, Paragraph 1 of the Companies Act.

(2)	The Company shall submit to the bond administrator: an annual securities report prepared in accordance with the Financial Instruments and Exchange Act and copies of the attached materials within three (3) months after the end of the relevant business year; and copies of quarterly securities reports within forty-five (45) days (or within sixty (60) days in the case of the second quarter) after the end of each relevant quarter. Letters of confirmation as prescribed in Article 24-4-2 of the Financial Instruments and Exchange Act, and internal control reports as prescribed in Article 24-4-4 thereof, shall be submitted in a manner similar to the manner in which each of the foregoing documents is handled. If the Company has submitted an extraordinary report or amendment report to a director general of the local finance bureau, etc., the Company shall submit the same to the bond administrator without delay; provided, however, that if the Company carries out an electronic disclosure procedure in accordance with Article 27-30-3 of the Financial Instruments and Exchange Act, with regard to the annual securities report, quarterly securities report or extraordinary report, or an amendment report of any of the foregoing (including the attached materials thereof, hereinafter, the “Report, etc.”), the Company may notify the bond administrator to the effect that the Company has submitted such Report, etc. to the director general of the local finance bureau, etc., instead of submitting the Report, etc. and the documents set forth in (1) above to the bond administrator.

17.	Notification to bond administrator

(1)	Upon the occurrence of any event to be entered in the bond register or share option register or any change in the matters entered in such register, the Company shall, without delay, make a statement to that effect in the bond register or share option register and also provide written notification to the bond administrator to such effect.

(2)	Before carrying out any of the following, the Company shall provide written notification to the bond administrator to such effect:

(i)	transferring or loaning any asset of the Company that is essential to the Company’s business operations;

(ii)	entrusting all or a significant part of the business of the Company to a third party;

(iii)	suspending or abolishing all or a significant part of the business of the Company;

(iv)	reducing the amount of share capital or capital reserve, thereby causing a material impact on the Company’s business operations;

(v)	conducting an organizational change, merger or company split, or becoming a wholly owned subsidiary of other company through share exchange or share transfer;

(vi)	company dissolution; or

(vii)	publicly announcing a fact pertaining to Section 11(2) or 11(3).

18.	Investigative authority of bond administrator

(1)	Upon exercise of its authority in accordance with the provisions of a bond administration entrustment contract for the Bonds, the bond administrator may request a submission of reports with regard to the business, accounting, books and documents, etc. of the Company, the Company’s consolidated subsidiaries and equity-method affiliates, or conduct an investigation, either by itself or by dispatching a third party, with regard to the business, accounting, books and documents, etc. of the Company, the Company’s consolidated subsidiaries and the Company’s equity-method affiliates.

(2)	In the case of (1) above, if the bond administrator conducts an investigation on the Company, the Company’s consolidated subsidiaries and the Company’s equity-method affiliates, the Company shall provide the bond administrator with cooperation to the extent reasonable and necessary for the protection of the bondholders’ interests.

19.	Notice and public notice of early redemption

(1)	If the Company carries out early redemption of the Bonds in accordance with Section 11(2), the Company shall provide written notification to the bond administrator of such effect, the date of redemption, and other necessary matters at least sixty (60) days prior to the expected redemption date.

(2)	If the Company carries out early redemption of the Bonds in accordance with Section 11(3), the Company shall provide written notification to the bond administrator of such effect, the date of redemption, and other necessary matters at least seven (7) days from the acquisition date of ordinary shares of the Company pursuant to such tender offer (or the last day of the sixty (60) day period, in the case of the proviso to Section 11(3)(iii)).

(3)	If the Company carries out early redemption of the Bonds in accordance with Section 11(4), the Company shall provide written notification to the bond administrator of such effect, the date of redemption, and other necessary matters at least seven (7) days from the last day of the twenty (20) consecutive Trading Days set forth in Section 11(4).

(4)	If the Company carries out early redemption of the Bonds in accordance with Sections 11(2) through (4), the Company shall make public notice of such early redemption using the method set forth in Section 20.

20.	Method for giving public notice

In the case of the Company giving public notice to the bondholders regarding the Bonds with Share Options, the Company shall give such public notice by way of electronic public notice as prescribed in the Articles of Incorporation of the Company, unless otherwise prescribed by law or ordinance; provided, however, that if the Company is not able to give electronic public notices due to accidents or any other unavoidable reasons, such notice shall be given by publication in a newspaper prescribed in the Articles of Incorporation of the Company, as well as one or more types of newspapers issued respectively in Tokyo and Osaka (any overlapping newspaper may be omitted), or by other method approved by the bond administrator. If the bond administrator gives public notice assuming that such public notice is necessary for bondholders, the bond administrator shall give such public notice by a method prescribed in the Articles of Incorporation of the bond administrator.

21.	Public notification of summary of terms for Bonds and deed of bond administration entrustment

The Company and the bond administrator shall respectively maintain certified copies of the summary of terms for the Bonds with Share Options and the deed of bond administration entrustment in their head office and make them available for public inspection during their hours of operation.

22.	Matters regarding bondholders’ meetings

(1)

A bondholders’ meeting for the Bonds with Share Options shall be organized by bondholders of the bonds of the class (meaning the “class” as prescribed in Article 681, Item (1) of the Companies Act) identical to the Bonds (the “Bonds of such Class”), and shall be convened by the Company or the bond administrator. The

Company or the bond administrator shall give public notice on the convocation of such bondholders’ meeting as well as the matters prescribed in Article 719 of the Companies Act, by at least three (3) weeks prior to the date of such meeting.

(2)	The bondholders’ meetings for the Bonds of such Class shall be held in Tokyo.

(3)	Bondholders holding one tenth or more of the total amount of the Bonds of such Class (excluding amounts already redeemed and the total amount of such bonds held by the Company) may demand that a bondholders’ meeting be convened by providing the Company or the bond administrator with written notice detailing the matters that form the purpose of such bondholders’ meeting and the reasons for the convocation, after presenting the documents prescribed in Article 222, Paragraph 3 of the Book-Entry Transfer Act, regarding the Bonds with Share Options to the bond administrator.

23.	Pay-in date (Allotment date of Share Options)

April 2, 2018

24.	Place for Receiving Exercise Request

Administrator of Shareholder Registry: Japan Securities Agents, Ltd.

25.	Book-entry transfer institution

Japan Securities Depository Center, Inc.

26.	Payment of redemption amount

The redemption amount of the Bonds shall be paid in accordance with rules such as the operational rules for the book-entry transfer services of the book-entry transfer institution.

27.	Issuing agent and paying agent

Mizuho Bank Ltd.

END

This business combination is made for the securities of a foreign company. The offer is subject to disclosure requirements of a foreign country that are different from those of the United States. Financial statements included in the document, if any, have been prepared in accordance with foreign accounting standards that may not be comparable to the financial statements of United States companies.

It may be difficult for you to enforce your rights and any claim you may have arising under the federal securities laws, since the issuer is located in a foreign country, and some or all of its officers and directors may be residents of a foreign country. You may not be able to sue a foreign company or its officers or directors in a foreign court for violations of the U.S. securities laws. It may be difficult to compel a foreign company and its affiliates to subject themselves to a U.S. court’s judgment.

You should be aware that the issuer may purchase securities otherwise than under the business combination, such as in open market or privately negotiated purchases.